EXHIBIT 10.6(a)


                          EQUIPMENT PURCHASE AGREEMENT


This Equipment Purchase Agreement (this "Agreement") is dated as of May 31, 2004, by and between Equipment Depot, Inc., a Florida corporation (the "Seller") and On Alert Systems, Inc., a Nevada Corporation. (the "Purchaser", or "OAS").


                                    RECITALS

     WHEREAS, the Seller is engaged in the business of marketing and selling a variety of previously owned commercial and industrial mechanical and processing equipment to customers; and

     WHEREAS, the Seller desires to sell to the Purchaser, and the Purchaser desires to purchase from the Seller processing equipment (the "Equipment") for the consideration set forth herein.


                                    AGREEMENT

     NOW, THEREFORE, in consideration of the mutual representations, warranties, covenants and agreements, and upon the terms and subject to the conditions hereinafter set forth, the parties hereby agree as follows:


                                    Article I

                           TERMS OF PURCHASE AND SALE

     1.01. Sale of the Equipment. At the Closing (as defined in Section 1.04 hereof), subject to the terms and conditions set forth herein, the Seller shall sell to the Purchaser, and the Purchaser shall purchase from the Seller, the Equipment, an itemized list of the Equipment is attached as Exhibit A to this Agreement.

     1.02. Purchase Price. The Purchaser shall pay to the Seller an amount equal to three million two hundred sixty thousand dollars ($3,260,000) in the following manner:

     A. The number of common shares of the Purchaser, convertible into common shares of a reporting corporation in a current status with its SEC filing requirements and currently quoted on the OTCBB (the "mergee"), issued by Purchaser shall be eight hundred sixteen thousand (816,000) shares (the "mergee shares), subject to adjustment based upon a pari pasu conversion into the mergee's shares. All Shares issued to Seller shall be duly and validly issued by Purchaser and shall be fully paid and non-assessable.


     1.) One Hundred Eighty (180) days from this stock issuance, if the market price of the issuers common stock, as quoted on the OTCBB, or other regional or national stock exchange, other than the Pink Sheets, is not $2.50 per share, a sufficient number of additional shares shall be delivered to the Seller so as to constitute a dollar value in the



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          aggregate  of the total number of Shares that is equal to the value of the 816,000 shares at $2.50 per share. Such additional Shares issued will bear registration rights pursuant to the Registration Rights Agreement ("RRA") dated of even date hereof, attached as an exhibit to this EPA, or be eligible for exemption from Registration, as if such Shares were issued coincident with the Closing Date of the EPA.
     2.) In the event that the common stock of the issuer is quoted on the Pink Sheets, and is not quoted on the OTCBB, or any other regional or national stock exchange, on the date of the effectiveness of the first registration of any of the mergee shares, or on the date that an exemption from registration for such shares is available to the Shareholders pursuant to the RRA, at any time subsequent to the execution of this EPA, and prior to the 180th day subsequent to the execution of this EPA, then four hundred thousand (400,000) additional shares of common stock shall be issued and delivered by Purchaser or the issuer, as applicable, to the Seller immediately following such occurrence. Such additional Shares issued will bear registration rights pursuant to the RRA, or be eligible for exemption from Registration, as if such Shares were issued coincident with the Closing Date of the EPA. Other penalties or sanctions described in the RRA may also apply.

     B. The Purchaser shall pay sixty thousand dollars ($60,000) in cash, by wire transfer, coincident with the payment of pre-closing and closing expenses, for the payment of that portion of the Purchase Price representing deposits to secure the Equipment, out of the proceeds of any loan or equity arranged by the Purchaser for any purpose.

     C. The Purchaser shall cause two hundred four thousand (204,000) common shares of the mergee (the "mergee closing shares") that are free of any restrictions as to their transferability or marketability in the open market, to be paid to the Seller within five (5) days of the Closing Date. The Purchaser may substitute five hundred ten thousand dollars ($510,000) in market value, as of the date of the closing, of any registered shares, or shares exempt from registration, of another corporation acceptable to the Seller in lieu of the mergee's closing shares.

     D. In the event that the Purchaser, for any reason, shall fail, within seventy-two (72) days subsequent to the Closing Date, to arrange for the shares described in 1.02 (C) above, that are free of any restrictions as to their transferability or marketability in the open market, to be paid to the Seller by the fifth (5th ) day subsequent to the Closing Date, then the Purchaser shall immediately file an S-8 registration statement registering such shares for the services of the principals and agents of the Seller, as designated solely by the Seller, so as to allow such shares to be immediately registered. The shares so registered will be in compliance with all applicable rules of the SEC regarding S-8 filings, and all of the shares so registered shall be for the payment of services provided to Purchaser. Should Purchaser qualify for an S-3 registration filing, such filing may be substituted for the S-8 filing. Should the issuer of such shares not qualify to file an S-8 registration for such shares, then an additional $325,000 shall be paid to the Seller in a manner identical to, and in addition to, the terms and conditions described in Sections 1.02
     (F), (G) and (H) below.

     E. The Purchaser shall issue cash payment totaling three hundred fifty thousand dollars ($350,000) in increments under terms and conditions as described in the Money Purchase Contract ("MPC"), attached herein as Exhibit B of this Agreement.



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     F. The Purchaser shall issue cash payment  totaling three hundred  thousand dollars ($300,000), by wire coincident with Purchaser's receipt of such funds as described herein, emanating from the first sales contract(s) payable to the Purchaser from the contemplated purchaser(s) under such contract(s) within the first deliveries of one or more pieces of equipment manufactured by the Purchaser. Purchaser shall (1) provide to the Seller on the Closing Date a contract providing for such payment to the Seller and for its obligation to title such manufactured equipment to the Seller; (2) title such piece(s) of manufactured equipment to the Seller during the manufacturing process; (3) include such piece(s) within the initial deliveries to such contract purchaser so as to effect payment to the Seller simultaneously with the payment(s) to the Purchaser for other equipment delivered to the contract purchaser by the Purchaser coincidental to the piece(s) titled to the Seller; (4) offer all the same conditions and warranties to the contract purchaser for such piece(s) so utilized to effect the payment to the Seller as it offers on all of its equipment sold to that contract purchaser pursuant to its contract. Seller shall have no liability whatsoever for any of the terms pursuant to the Purchaser's contract with the contract purchaser.

     G. In the event that the payment to the Seller cannot be made, for any reason, under the terms and conditions set forth in sub-paragraph 1.02 (F), then the three hundred thousand dollars ($300,000) payment due to the Seller shall emanate from the next subsequent sale of such manufactured equipment by the Purchaser to its contract purchaser(s), at its next delivery of such equipment, and a penalty of twenty-five thousand ($25,000) dollars shall be added to the MPC, attached herein as Exhibit B of this Agreement, at the time of the first deliveries of contract equipment purchased by the contract purchaser that did not include the piece(s) titled to the Seller.

     H. In the event that the payment to the Seller cannot be made, for any reason, under the terms and conditions set forth in sub-paragraph 1.02 (G), then the three hundred thousand dollars ($300,000) payment due to the Seller, then the Seller shall be entitled to a UCC-1 lien on the general and total revenue receipts of the Purchaser, as received in cleared Federal Funds, until such time as the payment of the $300,000 payment, plus a penalty of fifty thousand ($50,000) dollars, is paid to the Seller.

     I. In the event that the Equipment sold by the Seller to the Purchaser on the Closing Date has an appraised fair market value in use of less than $5,400,000, then the Purchaser, at its sole discretion, may choose to effect the closing on a lesser amount of Equipment and pay a pro-rata amount, in cash and stock, on the Equipment so purchased, or demand that the Seller include additional Equipment to equal the $5,400,000 appraised fair market value. This Agreement may be amended to include a greater amount of Equipment, up to $20,000,000 in appraised fair market value, for terms and conditions identical to those represented herein, for a total price equal to the pro-rata number of additional shares based on the number of shares in the original purchase price instead of 1,020,000 shares, and a pro-rata additional amount of cash based on the value of the original MPC, as well as the other payment provisions contained in sub-Paragraphs A, B, C, D, E,F,G and H above.

     J. All of the terms and conditions, rights and entitlements of the Seller shall be applicable to the mergee, or any other reporting parent or holding company exercising voting or shareholder control over OAS (hereafter, the "Parent"), upon the execution and effectiveness of OAS's merger with the mergee, or such Parent.



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     K. All obligations of the Purchaser shall accede to the mergee, or any such parent of OAS, as if the original transactions contemplated herein had occurred with the mergee, or such Parent , as applicable, as of the date of this Agreement.

     L. The Seller, at its sole option and discretion, may require the Purchaser to re-execute this EPA, and any and all Exhibit documents, amendments or addendums, as applicable, and any and all ancillary documents pertinent to these transactions described herein, in the name of the mergee reporting corporation, as if that document were the original document upon which the transactions described herein were based.

     1.03 Registration Rights Restricted common shares issued to Seller in connection with this agreement shall be subject to a Registration Rights Agreement ("RRA"), the terms and conditions of which are contained herein as Exhibit C. This RRA shall govern the registration of the securities issued hereto with the Securities and Exchange Commission, and any other regulatory or governmental authority within whose jurisdiction or control such registration is required.

     1.04. Closing.

     (a) The closing of the transactions contemplated hereby (the "Closing") shall take place on the date or dates and time(s) as agreed by the Purchaser and Seller, by the Purchaser and the Seller each delivering, by electronic facsimile transmission (followed by two duplicate signed copies by overnight courier), a signed copy of this Agreement to the Seller's agent at the address set forth in Section 6.02 hereof (the "Closing Date"). The Closing may take place in two or more parts, as necessary, to complete share or cash transfers, or to accommodate Equipment Bills of Sale availability, or other pre-closing or post-closing items as required by the Seller or the Purchaser, and each closing shall be valid and binding to the parties.

     (b) At the Closing, subject to the terms and conditions set forth herein, the Purchaser shall pay and deliver to the Seller the Purchase Price in accordance with its terms. The portion of the Purchase Price represented by the common shares of the Purchaser shall be payable to the Seller at the Closing, and as otherwise described herein, by delivering the Shares to the Seller's agent at the address set forth in Section 6.02 hereof. The portion of the Purchase Price represented by the cash payments shall be represented by (1) a Money Purchase Contract, herein attached as Exhibit B, delivered by the Purchaser to the Seller's agent at the address set forth in Section
     6.02 hereof;  and, (2) the contract(s)  and other  documents  referenced in section 1.02 (F) above; and, (3) the wire of funds pursuant to section 1.02
     (B) above.

     (c) At the Closing, subject to the terms and conditions set forth herein and following receipt by the Seller of the Purchase Price, the Seller shall deliver or cause to be delivered to the Purchaser title evidencing ownership of Equipment as listed in Exhibit A of this Agreement.

     1.05 Physical Location of Equipment and Lease Terms

     (a) The Equipment identified in Exhibit A, Part 1, of this Agreement is located in facilities owned by (to be provided on Closing Date) with the physical addresses as follows:

                       [[TO BE PROVIDED on closing Date]]







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     (b) All Equipment purchased  identified in Exhibit A, Part 1 and Part 2, of this Agreement shall be removed from the current locations by the Purchaser, at its expense, by the dates provided for in Exhibit A, Part 1 and Part 2.

     (3) The Equipment identified in Exhibit A, Part 3, of this Agreement is located in ______ warehouse(s) with the physical addresses as follows:

                       [[TO BE INCLUDED at Closing Date]]

     (b) (1) For as long as the Equipment identified in Exhibit A, Part 1, of this Agreement, is located and stored, at the Purchaser's option, in the warehouses identified in Section 1.05(a) above, the Purchaser shall not be obligated to make lease or storage fee payments to each warehouse owner, for the storage of the Equipment in their warehouse facilities, for a term of two (2) years from the Date of this Agreement. (2) All Equipment purchased identified in Exhibit A, Part 2 and Part 3, of this Agreement shall be removed from the current locations by the Purchaser, at its expense, by the dates provided for in Exhibit A, Part 2 and Part 3.

     (c) Security of equipment at locations. Security measures to be effected by the owner of the facilities wherein the Equipment is stored and warehoused, as well as measures to be monitored by the Seller, shall be attached as a post-closing Addendum to this Agreement, within the first 30 days subsequent to Closing. In the event that security measures acceptable to the Purchaser are not in place within the thirty-day period following the Closing Date, Purchaser, at its sole option, may extend the period within which such measures may be affected, and Seller agrees to any reasonable extension up to an additional sixty (60) days. Seller agrees to replace such Equipment, by value replacement of equipment similar in age and condition to that lost by any breech of security, through theft or damage caused by the Seller, the owner, or third parties, during the unmonitored period. Such replacement shall occur within a commercially reasonable time from the date of the loss event(s).

     Seller cannot warrant or make representations regarding Security measures in effect by the owner of the facilities wherein the Equipment is stored and warehoused, and which will continue to be in effect during the anticipated term of the Equipment's storage in each location. Generally, standard security practices at these facilities, are as follows:

     o The warehouses and facilities are physically located within the perimeter security fencing or perimeter property of the overall facilities of each owner of the respective facility.
     o Each facility owner of each warehouse requires specific identification of each person entering the facilities with an appointment or Bill of Lading or Delivery notice to obtain entrance to the facility.
     o the warehouses and the facilities are guarded by 24 hour per day, 7 days per week security guards. All warehouses are electronically monitored, with activated electronic security systems.
     o Each warehouse within each facility requires a pre-scheduled delivery or pick-up notification in writing to release or deliver any goods from or to each warehouse or facility.
     o The Purchaser, itself, or through a local agent, shall monitor such security measures as described above. o Seller shall give the names of the Purchaser's authorized personnel who are permitted to enter each warehouse for any purpose to the warehouse management. Purchaser shall provide such names to Seller as a post-closing Addendum to this Agreement, within the first 30 days subsequent to Closing.





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     o    Any person  seeking  entry to each  facility and  warehouse  must have
          "picture identification" (e.g., a valid driver's license) in order to enter any warehouse.

     (d) Insurance on equipment. No insurance covering the Equipment shall be attached to the sale of the Equipment. Purchaser shall place its own insurance at its own discretion.

     (e) Mechanisms for delivery/pickup by new purchasers . The operational methods for pickup, release, and delivery of equipment removed from their respective warehouse locations or resold by Purchaser to third parties shall be described in a post-closing Addendum to this Agreement, within the first 30 days subsequent to Closing, and prior to the release by Seller of any Equipment purchased by the Purchaser herein. All transportation and warehouse costs incident to the removal of the purchased Equipment by the Purchaser shall be at the Purchaser's expense.

     1.06 Appraisal and Pre-Closing Expenses

     (a) Desktop Appraisal. A Desktop appraisal of the initial Equipment contemplated to be sold to the Purchaser by the Seller is attached herein as part of Exhibit A. The Purchaser shall pay $27,000 to the Seller's agent at the time of the execution of this Agreement as a pre-closing expense.

     (b) Certified Appraisal--independent verification. A certified appraisal shall be conducted prior to closing, at the Purchaser's expense, by an appraiser experienced in the appraisal of the type of equipment being purchased by the Purchaser, whose credentials shall be acceptable to both the Purchaser and the Seller. The expenses of the certified appraisal are pre-closing expenses payable in full by the Purchaser prior to the Closing date, whether or not the certified appraisal has been completed at that time, and whether the appraisal costs more or less than the good faith estimate. Purchaser shall pay $20,000 to the Agent for the Seller as a good faith estimate of such costs, who shall withhold a portion of the appraisal fee until the certified copy of the appraisal is delivered to the Purchaser and the Seller. Any amount over $20,000 shall be paid in full at closing, and any amount remaining after payment in full shall be first applied to other pre-closing or closing costs as may remain due at closing, or shall be repaid by Seller's Agent to Purchaser upon release of all contractors or sub-contractors valid pre-closing or closing expense claims.

     (c) In the event that a certified appraisal cannot be completed prior to the Closing Date, through no fault or cause by either the Purchaser or the Seller, then prior to the 30th day subsequent to closing, a certified appraisal as described in 1.06 (b) above, shall be provided to the Purchaser and the Seller, or, at the Seller's sole option, may extend the period within which such appraisal may be concluded, and Purchaser agrees to any reasonable extension up to an additional sixty (60) days. In the event that the certified appraisal reports a dollar fair market value less than the amount purchased by the Purchaser at the Closing, then the Seller shall deliver to the Purchaser, within a commercially reasonable time, additional Equipment, with appraised fair market value sufficient to correct such deficiency.





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     (d) Legal Costs--The Purchaser shall pay $10,000 to the Seller's agent upon the execution of this Agreement for disbursement for legal expenses relating to the Purchase of the Equipment as a pre-closing expense. Legal expenses in excess of $10,000 shall be payable by the Purchaser on the Closing Date, subject to a maximum of $15,000 in total for legal expenses incident to the Purchase of the Equipment, with any amount in excess of $15,000 payable by the Seller.

     (e) Agent expenses--The Purchaser shall pay $15,000 to the Seller's agent at the time of the execution of this agreement as a pre-closing expense, which amount shall be held in trust by the agent until the Closing Date. In the event that the transactions contemplated herein do not close on the Closing Date, or another date agreed upon in writing by the Seller, the Purchaser, and the Seller's agent, then the Seller's agent shall be deemed to have earned the $15,000 in lieu of fees payable to them had the transactions closed as contemplated. In the event that the transactions contemplated herein close on the Closing Date, or another date agreed upon in writing by the Seller, the Purchaser, and the Seller's agent, then the Seller's agent shall use such funds to first pay any legal, appraisal or desktop appraisal costs emanating from the Purchase transactions remaining due from the Purchaser, then any ancillary closing costs incurred by the Purchaser prior to the closing date that remain unpaid on the Closing Date, and then return any unpaid remaining balance to the Purchaser on the Closing Date.

     (f) Purchaser and Seller acknowledge herein that the nature of the pre-closing expenses and the timing of their payments to the recipients prior to the Closing Date precludes the refund of such expenses once expended, except for the receipt of services the extent to which, or the provision of which, are deemed to be in dispute at the time of the Closing Date, wherein each of the Seller and the Purchaser shall not herein be waiving any rights, civil or otherwise, to use all legal methods to settle and resolve such disputes.


                                   ARTICLE II

                  REPRESENTATIONS AND WARRANTIES OF THE SELLER

The Seller represents and warrants to the Purchaser as follows:

     2.01. Organization; Good Standing. The Seller is a company duly organized, validly existing and in good standing under the laws of the State of Florida, and the Seller has all requisite corporate power and authority under such laws to carry on its business as now conducted.

     2.02. Power and Authority; Effect of Agreement. The sale of the Equipment, the execution, delivery and performance by the Seller of this Agreement and the consummation by the Seller of the transactions contemplated herein have been duly authorized by all necessary action on the part of the Seller. This Agreement has been duly and validly executed and delivered by the Seller and constitutes a valid and binding obligation of the Seller, enforceable against the Seller, in accordance with its terms, except to the extent that such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to creditors' rights generally and is subject to general principles of equity.




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     2.03. No Conflict. The execution, delivery and performance by the Seller of
this  Agreement  and  the   consummation  by  the  Seller  of  the  transactions
contemplated herein will not, with or without the giving of notice or the lapse of time, or both, violate, conflict with or constitute a default under (a) any provision of law, rule or regulation to which the Seller is subject, (b) any order, judgment or decree applicable to the Seller, (c) any indenture, agreement or other instrument by which the Seller is bound.

     2.04. Title to Equipment.

     (a) The Seller owns and has good and marketable title to, and legal ownership of the Equipment, free and clear of any and all liens, security interests, pledges, mortgages, charges, limitations, claims, restrictions, rights of first refusal, rights of first offer, rights of first negotiation or other encumbrances of any kind or nature whatsoever (collectively, "Encumbrances").

     (b) Upon consummation of the Closing, without exception, the Purchaser will acquire from the Seller legal and beneficial ownership of, good and marketable title to, and all rights to the Equipment to be sold to the Purchaser by the Seller, free and clear of all Encumbrances. 2.05.
     Equipment Condition. Seller makes no warranties regarding the Equipment outlined in Exhibit A hereto, including without limitation warranties as to merchantability and fitness for a particular purpose, either expressed or implied.

     2.06 Investment Intent. In connection with the receipt of the restricted Shares by the Seller:

     (i) Seller is acquiring the shares in a private transaction, for Seller's own account and for investment purposes and not with a view to the immediate public resale or distribution.

     (ii) Seller will not sell, transfer or otherwise dispose of the shares except in compliance with the Act. Seller acknowledges that Purchaser is issuing and delivering the Shares in reliance on exemptions, including, but not limited to Section 4(2) of the Act.

     (iii) Seller acknowledges that it has been furnished with disclosure documents that Seller feels are necessary to make an economic decision to acquire the shares.

     (iv) Seller further acknowledges that it has had an opportunity to ask questions of and receive answers from duly designated representatives of Purchaser concerning the financial status of the Purchaser and the securities.

     (v) By reason of Seller's knowledge and experience in financial and business matters in general, and investments in particular, Seller is capable of evaluating the merits and bearing the economic risks of an investment in the securities and fully understands the speculative nature of the securities and the possibility of loss.

     (vi) The present financial condition of Seller is such that it is under no present or contemplated need to sell any portion of the securities to satisfy an existing or contemplated undertaking, need or indebtedness.

                                   ARTICLE III

                 REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

The Purchaser represents and warrants to the Seller as follows:

     3.01. Organization; Good Standing. The Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada, and has all requisite power and authority under such laws to carry on its business.

     3.02.  Power  and  Authority;  Effect of  Agreement.  The  purchase  of the
Equipment, the payment and delivery of the Purchase Price, the execution, delivery and performance by the Purchaser of this Agreement and the consummation by the Purchaser of the transactions contemplated herein have been duly authorized by all necessary action on the part of the Purchaser. This Agreement has been duly and validly executed and delivered by the Purchaser and constitutes a valid and binding obligation of the Purchaser, enforceable against the Purchaser, in accordance with its terms, except to the extent that such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to creditors' rights generally and is subject to general principles of equity.

     3.03. No Conflict. The execution, delivery and performance by the Purchaser of this Agreement and the consummation by the Purchaser of the transactions contemplated herein will not, with or without the giving of notice or the lapse of time, or both, violate, conflict with or constitute a default under (a) any provision of law, rule or regulation to which the Purchaser is subject, (b) any order, judgment or decree applicable to the Purchaser, (c) any provision of the charter documents of the Purchaser or (d) any indenture, agreement or other instrument by which the Purchaser is bound.

     3.04. Investigation and Economic Risk. The Purchaser has performed its own due diligence review of the Equipment itemized in Exhibit A and has had access to information concerning the Seller and the Equipment it has deemed necessary in connection with its decision to purchase the Equipment. 3.05 Changes in Common Stock. Purchaser agrees to take any and all action necessary so that if, and as often as, there is any change in the Common Stock by way of a stock split, stock dividend, combination or reclassification, or through a merger, consolidation, reorganization or recapitalization, or by any other means, then appropriate adjustment shall be made in the provisions hereof so that the rights and privileges of the Seller shall continue with respect to the Common Stock as so changed to the fullest extent to the advantage of the Seller. 3.06 As of the date of the merger with the mergee, the mergee shall be current in its reporting requirements with the SEC, shall be eligible to file S-8 registration statements on behalf of the Shareholders pursuant to the RRA, if required to effect the same pursuant to this EPA, and/or the RRA, as applicable, and the Purchaser, subsequent to such merger, shall maintain a current status in its filings with the SEC throughout the Registration period, as defined in the RRA.


                                   ARTICLE IV

                              CONDITIONS TO CLOSING

     4.01. Conditions to the Obligations of the Seller. The Seller's obligation to sell the Equipment shall be subject to the satisfaction or waiver of the following conditions on or prior to the Closing Date:

     (a) Compliance with this Agreement. The Purchaser shall have performed and complied with all agreements and conditions contained herein that are required to be performed or complied with on or prior to the Closing Date.

     (b) Payment of Purchase Price. The Purchaser shall have delivered to the Seller the Purchase Price in accordance with Article I and Exhibit B hereof.

     (c) Completion of Merger. The Purchaser shall have executed and delivered to the Seller the completed and final merger documents by which Purchaser shall merge with the mergee, prior to the fifteenth (15th) day subsequent to the execution of this Agreement (the "execution date"). Within ten (10) business days of the last closing date, if the merger so represented has not been executed and completed, the Seller, at its sole discretion, will not release it's first lien, nor subordinate same, to any other party as otherwise provided for herein, and in the MPC or RRA, attached hereto.

     4.02. Conditions to Obligation of Purchaser. The obligation of the Purchaser to purchase the Equipment shall be subject to the satisfaction or waiver of the following conditions on or prior to the Closing Date:

     (a) Compliance with this Agreement. The Seller shall have performed and complied with all agreements, covenants and conditions contained herein that are required to be performed or complied with on or prior to the Closing Date.

     (b) Consents; Permits. The Seller shall have received all consents, permits, approvals and other authorizations that may be required from, and any declarations that may be required with, any person in connection with the transaction contemplated by this Agreement.


                                    ARTICLE V

                          TERMINATION PRIOR TO CLOSING

     5.01. Termination. This Agreement may be terminated at any time prior to the Closing:

     (a) By the mutual written consent of the Seller and the Purchaser; or

     (b) Within thirty days from the Closing date by either the Seller or the Purchaser by written notice, without liability to the terminating party on account of such termination (provided the terminating party is not otherwise in default or in breach of this Agreement), if there shall have been a breach by the other party of any of its representations, warranties, covenants or agreements contained herein, which breach results in a failure to satisfy the terminating party's expectations as to the transaction. Such termination shall not result in the waiver of any pre-closing expenses due by the Purchaser or the Seller at the time of the termination.

     5.02. Effect on Obligations. Termination of this Agreement pursuant to this
Article V shall terminate all obligations of the parties hereunder, except for their obligations under Sections 1.06, 6.01 and 6.10 hereof; provided, however, that termination pursuant to clause (b) of Section 5.01 hereof shall not relieve the defaulting or breaching party from any liability to the other party hereto.

                                   ARTICLE VI

                                  MISCELLANEOUS

     6.01. Expenses. Except as otherwise provided herein, the Purchaser shall pay all costs and expenses incurred by or on behalf of the Purchaser, and the Seller shall pay all costs and expenses incurred by or on behalf of the Seller, in connection with the negotiation of this Agreement and the performance of the transactions contemplated hereby, including, without limiting the generality of the foregoing, fees and expenses of its and their financial consultants, accountants and legal counsel, except as provided for in applicable sections of this Agreement.

     6.02. Notices. Any notice, request, instruction or other document to be given hereunder by any party hereto to any other party shall be in writing and shall be given (and will be deemed to have been duly given upon receipt) by delivery in person, by electronic facsimile transmission, cable, telegram, telex or other standard forms of written telecommunications, by overnight courier or by registered or certified mail, postage prepaid, as follows:

If to the Seller, to:

         SearchPro Corporation, as agents for

                    Equipment Depot, Inc.
                    50 NE 26th Ave.
                    Suite 201-C
                    Pompano Beach, Fl.  33062
                    Facsimile: 954-202-9988

If to the Purchaser, to:

                  [[please insert appropriate information]]


with a copy to:

or at such other address for a party as shall be specified by like notice.

     6.03. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Florida.

     6.04. Entire Agreement. This Agreement constitutes the sole and entire agreement of the parties with respect to the subject matter hereof and supersedes any and all prior or contemporaneous agreements, discussions, representations, warranties or other communications.

     6.05. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     6.06. Amendments. This Agreement may not be amended or modified without the written consent of the Seller and the Purchaser, nor shall any waiver be effective against any party unless in a writing executed on behalf of such party.

     6.07. Severability. If any provision of this Agreement shall be declared void or unenforceable by any judicial or administrative authority, the validity of any other provision and of the entire Agreement shall not be affected thereby.

     6.08. Titles and Subtitles. The titles and subtitles used in this Agreement are for convenience only and are not to be considered in construing or interpreting any term or provision of this Agreement.

     6.09. Successors and Assigns. This Agreement may not be assigned by any party hereto without the prior written consent of the other party hereto. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors, executors, beneficiaries and permitted assigns of the parties hereto.

     6.10. Confidentiality. Each party hereto agrees that, except with the prior permission of the other party, it shall at all times keep confidential and not divulge, furnish or make accessible to anyone any information or knowledge relating to (a) any provisions of this Agreement, (b) any discussions or negotiations relating to this Agreement and (c) the identity of the parties to this Agreement, except as required by law or any regulatory agencies. The parties hereto further agree that there shall be no press release or other public statement issued by either party relating to this Agreement or the transactions contemplated hereby, unless the parties otherwise agree in writing.

     IN WITNESS WHEREOF, the Seller and the Purchaser have caused this Equipment Purchase Agreement to be executed and delivered by the undersigned as of the day and year first above written.


SELLER:  EQUIPMENT DEPOT, Inc.

/s/ John D, Shearer
---------------------------------------------
By: John D. Shearer, Vice-President


 PURCHASER:  ON ALERT SYSTEMS, INC.
/s/ William Robinson
---------------------------------------------
By: William Robinson, CEO

                                    EXHIBIT A

                                 INVENTORY LISTS
                                     PART 1



Pages on the attached List on separately numbered from the sequence of page numbers within the EPA and its Exhibits, attachments, Addendums and Amendments.

                                    EXHIBIT A

                                 INVENTORY LISTS
                                 PART 2 & PART 3



Pages on the attached List on separately numbered from the sequence of page numbers within the EPA and its Exhibits, attachments, Addendums and Amendments.

                                    EXHIBIT B
                             Money Purchase Contract


                             MONEY PURCHASE CONTRACT


     THIS CONTRACT ("Contract") is made as of May 31, 2004, by and between Equipment Depot, Inc., a Florida corporation, (the "Seller"), and On Alert Systems, Inc., a Nevada Corporation, (the "Purchaser").

                                    RECITALS

A. Seller is engaged in the business of marketing and selling industrial processing equipment to clients; and,

B. Seller wishes to sell approximately $5,400,000 of certified appraised fair market value processing equipment for $3,260,000; and,

C. Purchaser and Seller have entered into agreements whereby the Purchaser has purchased such Equipment from the Seller (the "EPA"), and the Purchaser intends to utilize a portion of the Equipment and contract a third party to remarket a portion of such Equipment; and,

D. Purchaser has agreed to defer payment of Three Hundred Fifty Thousand dollars ($350,000) of the Purchaser's purchase price for such equipment, pursuant to terms and conditions set forth herein; and,

E. Seller and Purchaser wish to accomplish their financing through a private transaction not involving a public offering, as that term is used in Section 4(2) of the Securities Act of 1933, as amended (the "Act"), as to both the sale and transfer of shares in Purchaser that make up the majority of the purchase price paid by the Purchaser of such equipment, and the $350,000 Seller deferred portion of the purchase price paid by the Purchaser; and

F. Seller and Purchaser wish to enter into a Money Purchase Contract ("MPC") to accomplish the payment of the $350,000 cash portion of the purchase price to be paid by the Purchaser;

     NOW, THEREFORE, in consideration of the premises, terms, mutual promises and covenants contained herein, and intending to be legally bound hereby, the parties hereby agree as follows:

1. Purchase of Equipment. On the "Closing" (as hereinafter defined) of the EPA, and any other ancillary documents which require execution to constitute a valid Closing under the EPA terms and conditions, this MPC shall be executed and dated by the parties, notarized by a Notary Public, which execution shall bind the parties to the terms herein.

2. Purchase Price and Payments. The purchase price of the equipment purchased by the Purchaser under the EPA, up to $3,260,000, shall be partially ($350,000) paid for by the funds emanating from the resale of the equipment, or, as provided for herein, from qualified loan or equity proceeds, as applicable, for the benefit of the Purchaser, by the Purchaser, to the future customers of the Purchaser and/or Seller, in cash installments (the "Installments") to Seller, and the Purchaser herein agrees to pay to the Seller, pursuant to the terms and conditions set forth herein, such installments until the $350,000 is paid in full. Purchaser shall have no responsibility to pay any part of the $350,000 except from the proceeds of resale of Equipment purchased pursuant to the EPA, or from qualified loan or equity proceeds, or upon the event of a lien of senior right to this MPC being held by any party other than the Seller against the Equipment, or, in the event of default of the terms of the Registration Rights Agreement ("RRA") under the terms and conditions herein.

3. Installment Payments

     (a) Each Installment shall be equal to twenty percent (20%) of the gross proceeds in cash from the resale of the any of the Equipment purchased under the EPA, paid to the Seller simultaneously with the receipt of the funds by the Purchaser from the respective resale purchasers, to the extent there is any cash generated from such sale. In the event that there is only restricted or registered stock generated from the resale of any of the Equipment purchased under the EPA, such stock shall not be included in any installment payments while this Contract is in force, and is not in Default by either party. There is no minimum amount in dollars of any Installment to be paid. The maximum amount of any Installment to be paid will be the remaining balance due to the Purchaser under this MPC on the date of the resale or loan or equity or default event that generated the Installment Payment. There are no requirements that the seller make any Installment Payments during the Term of this MPC unless there is a resale of equipment, or loan or equity proceeds, from which cash is realized to pay such Installment(s), except in the instance of a default in the RRA.

     (b) Should the Purchaser obtain a loan or equity by collateralizing the Equipment, or any part thereof, acquired under the EPA, in order to secure the loan or equity, then the $350,000 cash payment, or any remaining balance thereof, shall be deducted from the loan or equity proceeds, but only where such net loan or equity proceeds to the Purchaser equal or exceed $1,500,000; otherwise, only a pro-rata amount of the $350,000 shall be due from net loan or equity proceeds, except that the Equipment may not be collateralized by the Purchaser unless the Seller receives at least $100,000 at the time loan or equity proceeds are available to make such installment payment to the Seller.

     (c) The Seller will maintain a UCC-1 collateral interest for $350,000, or an amount in excess of $350,000 under the terms and conditions as set forth herein, on the Equipment until the earlier of the payment of $350,000, or the amount in excess of $350,000 under the terms and conditions as set forth herein, to the Seller in installments described above, or the end of three years from the date of this Agreement, whichever occurs first.

     (d) The Purchaser is initially borrowing or receiving equity in an amount of approximately five million ($5,000,000) dollars, or a larger amount as applicable, from a third party, unrelated to the Seller or the Purchaser, as part of the purchase price of certain vehicle(s) to be resold by the Purchaser pursuant to its contracts with other third party contract purchasers of its manufactured equipment. The Purchaser intends to secure the loan or equity with the Equipment purchased pursuant to the EPA of even date herewith, which security interest shall constitute a first and senior lien on the Equipment. As such, the UCC-1 filed by the Seller shall constitute a first security interest in the Equipment, and shall be paid from the proceeds of such loan or equity at such loan's or equity's closing prior to the initiation of the lien securing the interests of the $5,000,000 (or applicable amount) lender's or equity holder's lien held by the lender(s) or equity holder(s). Any loan or equity replacing such loan or equity arranged by the Purchaser secured by the Equipment shall be of sufficient amount to comply with the terms of sub-Paragraph 3 (b) above, and to the extent any portion of the $350,000 remains unpaid to the Seller, the UCC-1 shall remain in force pursuant to the terms specified herein. The Seller will use it best good faith efforts to execute any inter-creditor agreements required by the lender or equity holder(s) extending such loan or equity secured by the Equipment so as to reasonably facilitate the placement of such loan or equity in a commercially feasible manner and timeframe, except in the event that the Purchaser has not completed its merger pursuant to the terms and conditions described in the EPA of even date hereof.

     (e)  This Contract may be increased by the Seller by:

          (1) an increase in the amount of Equipment purchased by the Purchaser, above the initial $5,400,000 in certified appraised fair market value and the $3,260,000 purchase price contemplated by this Contract, by an addendum to the EPA, this MPC and the RRA, wherein the purchase price in this contract shall be increased pro-rata to the increase in the additional amount of Equipment purchased;

          (2) a change in the type of equipment purchased, in whole or part, by the Purchaser;

          (3) an event of default pursuant to the RRA, in which case this Contract would be increased subject to penalties pursuant to the terms of the RRA. Any such increase as the result of the application of a penalty will require the Seller to so notify the Purchaser that the Seller has executed such actions on its behalf to incorporate such additional amounts due under the UCC-1 filings in place at the time of the default.

4. Currency of Installment Payments All Installments will be paid in cleared US funds, upon the receipt of cleared US funds by the Purchaser. In the event that funds other than US funds are paid to the Purchaser of the resold equipment, it shall be the obligation of the Purchaser to exchange the non-US funds for US Funds through the Purchaser's bank, the Seller's bank, or the bank of any attorney in trust or Closing resale purchaser, where applicable, so as to realize the receipt of the resale price of the equipment in US Funds to the Seller, after deducting any costs or expenses of exchange.

5. Number of Installments Installment payments will continue to be paid by the Purchaser to the Seller as long as any of the $350,000 due to the Seller, under the terms and conditions set forth herein, is remaining due to the Seller. Each installment shall be paid upon the occurrence of any cash resale of the equipment purchased by the Purchaser under the EPA, or loan or equity proceeds, or an event of default if the RRA, pursuant to Section 3 above. There shall be no set number of Installments due to the Seller other than as those paid as specified in this Section 4. No Installment shall be due and payable to the Seller unless there are cash proceeds from a resale, in whole or in part, available at the resale and re-titling to the purchaser of the resold equipment, or loan or equity proceeds sufficient to pay the Seller at least $100,000, or an event of default under the RRA

6. Term of Contract The term of this MPC shall be three (3) years from the date of this Contract ("Termination Date").

7. Termination of Contract

     (a) This Contract will terminate earlier than the Termination Date on the date of the event of the final Installment Payment paid in cash to the Seller, whereby the Seller, by receipt of such final payment, shall have been paid, in the aggregate, $350,000 over the Term of this Contract.

     (b) This Contract will terminate if after 36 months from the date of this MPC, no resale or loan had occurred that resulted in any cash proceeds to be paid to the Seller. In such event, the remaining inventory of equipment shall be placed at auction, and any cash proceeds realized from such resale at auction will be evenly divided between the Purchaser and the Seller until the Seller has received, in aggregate, $350,000.

          (1) In the event that the proceeds of such auction are insufficient to pay the Seller $350,000, in aggregate, then any stock or other assets (except where the asset is a promissory note as described in Section 7 (c) below) received by the Purchaser from any prior sales, to the extent that they are available and had not previously been liquidated, shall be sold at the earliest legal date when such asset can be sold by the Purchaser, using its best good faith efforts, and the cash proceeds will be evenly divided between the Purchaser and the Seller until the Seller has received, in aggregate, $350,000.
          (2) In the event that the proceeds of such sales of assets or stock are insufficient to pay the Seller $350,000, in aggregate, then this MPC shall be cancelled, no further amount will be due to the Seller over and above what the Seller had received from the resale of the equipment, the liquidation at auction, and any asset or stock sales proceeds already paid by the Purchaser to the Seller.

     (c) In the event that the Purchaser has been paid, in part or in whole, for any equipment acquired under the EPA, and resold, by a promissory note, whose terms call for payment of principal to the Purchaser subsequent to the date of termination pursuant to Section 7 (b), then any such proceeds received by the Purchaser shall be payable as if this MPC had been in full force, and according to the provisions set forth in Sections 4, 5, and 7, as applicable.

     (d) If, prior to the expiration of the Term of this MPC, and prior to the Termination of this MPC pursuant to 7(a) above, the Purchaser is insolvent, incapacitated, files for protection under the Federal Bankruptcy statutes, or has failed to make any applicable payments due hereunder to the Seller, thus defaulting on the Purchaser's agreements with the Seller, the Seller may take whatever actions required to maintain title to the equipment purchased by the Purchaser, and to continue the payments agreed to by the Purchaser, at its sole choice and discretion, or to deliver the title, in lieu of foreclosure, to the parties so due such payments.

     (e) If at the expiration of the Term of this MPC, any portion of the $350,000 has not been paid to the Seller, then that portion not paid shall be cancelled, and shall no longer be due to the Seller, except as described herein this Section 7.

8. Liens The Purchaser shall execute, on the Closing Date, UCC-1 and any ancillary documents necessary to provide the Seller with acceptable methods to file first liens on the Equipment in the amount of $350,000. Any liens securing the Equipment to the benefit of the Seller may be removed in parts, by the Seller, to accommodate any resale of the Equipment in part by the Purchaser, or the partial payment of the this MPC, without affecting the validity or availability of the residual lien(s) so remaining. Such liens shall be subject to increase pursuant to the terms of this MPC, the EPA, and the RRA, inclusive of any and all amendments executed by the parties subsequent of the date of this MPC.

9. Closing. The closing of the EPA and this MPC shall occur contemporaneously, as of the date of this Contract and the date of the EPA, with the exchange and delivery by the parties to each other such documents and instruments as required herein, and as Purchaser or Seller may reasonably require, including a notarized original signature page for each of the parties to this Contract.

10. Representations and Warranties of Seller. Seller hereby represents and warrants to Purchaser as follows:

     (a) Organization and Good Standing. Seller is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation and Seller has all requisite power and authority to enter into this Contract and carry on its business as now conducted and as proposed to be conducted

     (b) Articles of Incorporation and Bylaws. Nothing contained in the Articles of Incorporation or Bylaws of Seller or any amendments to those documents in any way limits or effects this Contract or is in contradiction to the terms hereof.

     (c) Authorization. All corporate action on the part of Seller, its officers, directors and shareholders, necessary for the authorization, execution and delivery of the EPA or this MPC, and the transactions contemplated thereby, the performance of all obligations of Seller under the EPA and this MPC, and the authorization pursuant to this Contract has been taken. Each of the EPA and this MPC constitutes the valid and legally binding obligation of Seller, enforceable in accordance with their respective terms.

     (d) Governmental Consents. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state, or local governmental authority on the part of Seller is required in connection with the authorization, execution, delivery of the EPA and this MPC and performance of all obligations of Seller under these agreements.

     (e) Litigation. There are no actions, suits, claims, investigations or legal or administrative proceedings pending or, to the best of Seller's knowledge and belief, threatened, against any Seller and there are no judgments, decrees or orders of any court, or government department, commission or agency entered or existing against any Seller or any of its assets or properties, to effect the validity or ability of the Seller to enter into the Agreements contemplated herein.

     (f) No Conflict with Other Instruments. The Seller is not in violation or default of any provisions of the respective Articles of Incorporation, Bylaws or other charter documents or amendments (collectively, the "Charter Documents") or of any instrument, judgment, order, writ, decree or contract to which the Seller is a party or by which Seller is bound or of any provision of any statute, rule or regulation applicable to Seller. The execution, delivery and performance of this Contract will not result in any violation of, be in conflict with, or constitute a default under, with or without the passage of time or the giving of notice: (i) any provision of the Charter Documents; or (ii) any material contract, obligation or commitment to which Seller is a party or by which Seller is bound; or any statute, rule or regulation applicable to Seller.

     (g) Related Party Transactions. There are no Contracts, understandings or proposed transactions between Seller and any of its officers, directors or other "affiliates" impacting on the Transaction Documents.

     (h) No Broker. No broker, Purchaser, financial advisor or other intermediary has acted on behalf of Seller in connection with the offering or sale of the Shares or the negotiation or consummation of this Contract or any of the transactions contemplated hereby.

     (i) Full Disclosure. None of the EPA or this MPC, Seller governmental filings, or any other disclosures, documents or certificates made or delivered in connection therewith, as of the date hereof or thereof, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements herein or therein not misleading.

     (j)  Securities Compliance. Seller hereby represents to Purchaser that:

          (i) Seller is acquiring the Shares in a private transaction, for Seller's own account and for investment purposes and not with a view to the immediate public resale or distribution.
          (ii) Seller will not sell, transfer or otherwise dispose of the Shares except in compliance with Act. Seller acknowledges that Purchaser is issuing and delivering the Shares in reliance on exemptions, including but not limited to Section 4(2) of the Securities Act.
          (iii)Seller acknowledges that it has been furnished with disclosure documents that Seller feels are necessary to make an economic decision to acquire the Shares.
          (iv) Seller further acknowledges that it has had an opportunity to ask questions of and receive answers from duly designated representatives of Purchaser concerning the financial status of the issuer and the securities. (v) By reason of Seller's knowledge and experience in financial and business matters in general, and investments in particular, Seller is capable of evaluating the merits and bearing the economic risks of an investment in the securities and fully understands the speculative nature of the securities and the possibility of loss.
          (vi) The present financial condition of Seller is such that it is under no present or contemplated need to dispose of any portion of the securities to satisfy an existing or contemplated undertaking, need or indebtedness.


11. Representations and Warranties of Purchaser. Purchaser hereby represents and warrants to Seller as follows:

     (A) Authority. Purchaser has duly executed this Contract. The execution and performance of this Contract will not violate, or result in a breach of, or constitute a default in any Contract, instrument, judgment, order or decree to which Purchaser is a party or to which Purchaser is subject nor will such execution and performance constitute a violation of or conflict with any fiduciary duty to which Purchaser is subject.

     (B) Organization. Purchaser is a corporation duly organized, validity existing and in good standing under the laws of the state of its incorporation, and it has all the power necessary to engage in the business in which it presently engages.

     (C) Articles of Incorporation and Bylaws. Nothing contained in the Articles of Incorporation or Bylaws of Purchaser or any amendments to those documents in any way limits or effects this Contract or is in contradiction to the terms hereof.

     (D) Governmental Consents. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state, or local governmental authority on the part of Purchaser is required in connection with the authorization, execution, delivery of the EPA and this MPC and performance of all obligations of Purchaser under these agreements.

     (E) Litigation. There are no actions, suits, claims, investigations or legal or administrative proceedings pending or, to the best of Purchaser's knowledge and belief, threatened, against Purchaser, and there are no judgments, decrees or orders of any court, or government department, commission or agency entered or existing against Purchaser or any of its assets or properties, to effect the validity or ability of the Purchaser to enter into the Agreements contemplated herein.

     (F) No Conflict with Other Instruments. The Purchaser is not in violation or default of any provisions of the respective Articles of
          Incorporation, Bylaws or other charter documents or amendments (collectively, the "Charter Documents") or of any instrument, judgment, order, writ, decree or contract to which the Purchaser is a party or by which Purchaser is bound or of any provision of any statute, rule or regulation applicable to Purchaser. The execution, delivery and performance of this Contract will not result in any violation of, be in conflict with, or constitute a default under, with or without the passage of time or the giving of notice: (i) any provision of the Charter Documents; or (ii) any material contract, obligation or commitment to which Purchaser is a party or by which Purchaser is bound; or any statute, rule or regulation applicable to Purchaser.

     (G) Related Party Transactions. There are no Contracts, understandings or proposed transactions between Purchaser and any of its officers, directors or other "affiliates" impacting on the Transaction Documents.

     (H) Full Disclosure. None of the EPA or this MPC, Purchaser governmental filings, or any other disclosures, documents or certificates made or delivered in connection therewith, as of the date hereof or thereof, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements herein or therein not misleading.

12. Additional Covenants of Purchaser. Purchaser covenants to Seller that, for a period of three years from this Contract:

     A. Corporate Existence. Purchaser shall maintain its corporate existence and qualification and the Purchaser shall not amend its Articles of Incorporation if such amendment would adversely effect the rights of Seller as a stockholder of Purchaser.

     B. Public Information. Purchaser agrees that the Purchaser shall : (i) make and keep public information available as a current reporting corporation under Section 12(g) of the Exchange Act, following the merger of the Purchaser with the mergee, and at all times subsequent to the registration of Purchaser's Common Stock under said act; and
          (ii) file with the SEC in a timely manner all reports and other documents required under the Act and the Exchange Act. Failure to file timely reports shall result in less liquidity and, potentially, less value, realized by the Seller in the Common Stock of the Purchaser, and as such, shall result in penalties to the Purchaser, described in the RRA. Such penalties shall be added to the value of this Contract, and be due and payable as described herein.

     C. Listing. Purchaser will use its best good faith efforts to list its Common Stock, which includes the Seller's Shares, on a national or regional stock exchange within 180 days of the execution of this Contract. Failure to apply for such listing, or refusal to accept a proposal of listing from a national or regional exchange, shall result in less liquidity and, potentially, less value, realized by the Seller in the Common Stock of the Purchaser, and as such, shall result in penalties to the Purchaser, described in the RRA. Such penalties shall be added to the value of this Contract, and be due and payable as described herein.

13.  Misc. Rights of Seller.

     a. Indemnification. Purchaser will indemnify and hold harmless Seller, and each other person, if any, who controls Seller within the meaning of the Act, and also each employee, officer, attorney, and trustee of or relating to the Seller, and Seller's Agent, against any losses, claims, damages or liabilities, joint or several, to which Seller, or each such person, may become subject under or relating to Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any of the Transaction Documents or due to a breach of any representation, warranty, covenant, or promise of Purchaser herein.

     b. Changes in Common Stock. Purchaser agrees to take any and all action necessary so that if, and as often as, there is any change in the Common Stock by way of a stock split, stock dividend, combination or reclassification, or through a merger, consolidation, reorganization or recapitalization, or by any other means, then appropriate adjustment shall be made in the provisions hereof so that the rights and privileges of the Seller shall continue with respect to the Common Stock as so changed to the fullest extent to the advantage of the Seller.

     14. Additional Provisions.

     A. Gender. Wherever the context shall require, all words herein in the masculine gender shall be deemed to include the feminine or neuter gender, all singular words shall include the plural, and all plural shall include the singular.

     B. Severability. If any provision hereof is deemed unenforceable by a court of competent jurisdiction, the remainder of this Contract, and the application of such provision in other circumstances shall not be affected thereby.

     C. Further Cooperation. From and after the date of this Contract, the Seller and Purchaser agree to execute whatever additional reasonable documentation or instruments as are necessary to carry out the intent and purposes of this Contract or to comply with any law.

     D. Waiver. No waiver of any provision of this Contract shall be valid unless in writing and signed by the waiving party. The failure of any party at any time to insist upon strict performance of any condition, promise, Contract or understanding set forth herein, shall not be construed as a waiver or relinquishment of any other condition, promise, Contract or understanding set forth herein or of the right to insist upon strict performance of such waived condition, promise, Contract or understanding at any other time.

     E. Expenses. Except as otherwise provided herein, each party hereto shall bear all expenses incurred by each such party in connection with this Contract, and in the preparation thereof.

     F. Amendment. This Contract may only be amended or modified at any time, and from time to time, in writing, executed by the parties hereto, except in the event of a default event pursuant to the RRA, in which case, any such penalties so provided shall be applied to this Contract without execution of consent by the Purchaser.

     G. Notices. Any notice, communication, request, reply or advice (hereinafter severally and collectively called "Notice") in this Contract provided or permitted to be given, shall be made or be served by delivering same by overnight mail, fax or by delivering the same by a hand-delivery service, to the party to the address/fax number set forth herein, and such Notice shall be deemed given when so delivered.

     H. Captions. Captions herein are for the convenience of the parties and shall not affect the interpretation of this Contract.

     I. Counterpart Execution. This Contract may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     J. Assignment. This Contract is assignable, in whole or part, by the Seller, without further notice or consent of the Purchaser. If assignment is effected, Seller shall notify Purchaser of the name, address and telephone number(s) of the assignee(s).

     K. Parties in Interest. Provisions of this Contract shall be binding upon and inure to the benefit of and be enforceable by Purchaser and Seller, their heirs, executors, administrators, other permitted successors and assigns, if any. Nothing contained in this Contract, whether express or implied, is intended to confer any rights or remedies under or by reason of this Contract on any persons other than the parties to it and their respective successors and assigns, nor is anything in this Contract intended to relieve or discharge the obligation or liability of any third persons to any party to this Contract, nor shall any provision give any third persons any right of subrogation over, or action against, any party to this Contract.

     L. Entire Contract. This Contract and the Exhibits attached hereto constitute the entire Contract and understanding of the parties on the subject matter hereof and supersede all prior Contracts and understandings.

     M. Construction. This Contract shall be governed by the laws of the State of Florida without reference to conflict of laws and the venue for any action, claim or dispute in respect of this Contract shall be such court of competent jurisdiction as is located in Broward County, Florida. The parties agree and acknowledge that each has reviewed this Contract and the normal rule of construction that Contracts are to be construed against the drafting party shall not apply in respect of this Contract given the parties have mutually negotiated and drafted this Contract.

     N. Independent Legal Counsel. The parties hereto agree that (i) each has retained independent legal counsel in connection with the preparation and of this Contract, (ii) each has been advised of the importance of retaining legal counsel, and (iii) by the execution of this Contract, each party who has not retained independent legal counsel acknowledges having waived such right.



The parties hereto have executed this Contract as of the date first written above.



SELLER - EQUIPMENT DEPOT, INC.

By: /s/ John D. Shearer
----------------------------------------------------
John D. Shearer, Vice-President


PURCHASER--  ON ALERT SYSTEMS, INC.

By: /s/ William Robinson
----------------------------------------------------
William Robinson, CEO

                                    EXHIBIT C


                          REGISTRATION RIGHTS AGREEMENT


     REGISTRATION RIGHTS AGREEMENT (this "Agreement"), dated as of May 31, 2004, by and among On Alert Systems, Inc., a Nevada Corporation ( the "Company"), and Equipment Depot, Inc., a Florida corporation (the "Seller"), and each of the undersigned (together with their Company approved respective affiliates and/or any assignee or transferee of all of their respective rights hereunder, the "Shareholders").

                                    WHEREAS:

A. In connection with the Equipment Purchase Agreement by and among the parties hereto of even date herewith (the "EPA"), the Company has agreed, upon the terms and subject to the conditions contained therein, to issue to the Shareholders common stock in the aggregate amount of eight hundred sixteen thousand (816,000) shares (the "Stock"), subject to certain adjustments (the Adjustment Shares), upon the terms and subject to the limitations and conditions set forth in the EPA.

B. To induce the Shareholders to execute and deliver the EPA, the Company has agreed to provide certain registration rights under the Securities Act of 1933, as amended, and the rules and regulations there under, or any similar successor statute (collectively, the "1933 Act"), and applicable state securities laws;

     NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and each of the Shareholders hereby agree as follows:

1. DEFINITIONS. a. As used in this Agreement, the following terms shall have the following meanings:

     (i) "Shareholders" means the Sellers, inclusive of their agents, officers, directors, shareholders, or lien holders, as applicable, of the Equipment transferred to the Company pursuant to the EPA, and any Company approved transferee or assignee that agrees to become bound by the provisions of this Agreement in accordance with Section 9 hereof. Any Shareholder who wishes to transfer or assign unregistered shares obtained pursuant to the EPA must receive the written approval of the Company prior to the Transfer Agent's transfer of such securities to the assignee, except where such transfer is a result of the death of an individual in whose name such shares are titled, or the dissolution or bankruptcy of any entity to which such shares are titled, or as a result of hypothecation or pledge of the shares to a securities broker dealer or lender, under which conditions no consent by the Company is required, along with such information and instructions regarding the entity or individual to whom the shares are being assigned, including, but not limited to, the relationship to the assignor, and any other reasonable and ordinary information necessary to effect the transfer or assignment according to then existing Federal and State securities regulations and procedures. Such permitted assignee or transferee shall, as a condition to the effectiveness of such assignment, be required to execute a counterpart to this Agreement agreeing to be treated as a Shareholder, whereupon such assignee or transferee shall have the benefits of, and shall be subject to the restrictions contained in, this Agreement as if such assignee or transferee was originally included in the definition of an Shareholder herein, and had originally been a party hereto.

     (ii) "lien holders" includes any entity or individual, as of the date of this Agreement, or during the term of this Agreement, which shall hold a lien on any of the Equipment or any of the assets or income or cash flow of the Company or the Shareholders, or any broker dealer or lender to which any Registrable Securities are so pledged or hypothecated.

     (iii)"register," "registered," and "registration" refer to a registration effected by preparing and filing a Registration Statement or Statements in compliance with the 1933 Act, or pursuant to Rule 415 under the 1933 Act or any successor rule providing for offering securities on a continuous basis ("Rule 415"), and the declaration or ordering of effectiveness of any or either of such Registration Statements by the United States Securities and Exchange Commission (the "SEC").

     (iv) "Registrable Securities" means the Stock newly issued or transferred pursuant to the EPA.

     (v) "Registration Statement" means a registration statement of the Company under the 1933 Act.

          b. Capitalized terms used herein and not otherwise defined herein shall have the respective meanings set forth in the EPA.


2. REGISTRATION.

(a) The Company shall prepare and file with the SEC a Registration Statement on Form SB-1, SB-2, S-1, S-3 (or, if said Forms are not then available, on such form of Registration Statement as is then available to effect a registration of the Registrable Securities pursuant to the EPA), which Registration Statement, to the extent allowable under the 1933 Act and the rules and regulations promulgated there under (including Rules 415 & 416), will include those Registrable Securities eligible for registration pursuant to the provisions of Section 2 (b) herein. The Company shall use its reasonable best efforts to keep the Registration Statement effective pursuant to Rule 415 promulgated under the 1933 Act and available for sales of all of the Registrable Securities at all times until the earlier of (i) the date as of which the Shareholders may sell all of the Registrable Securities without restriction pursuant to Rule 144(k) promulgated under the 1933 Act (or successor thereto) or (ii) the date on which the Shareholders shall have sold all the Registrable Securities and no available amount remains under the Purchase Agreement (the "REGISTRATION PERIOD"). The Registration Statement (including any amendments or supplements thereto and prospectuses contained therein) shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading.

(b) The Company shall register fifty percent (50%) of the Seller Shares in the first registration statement filed by the Company subsequent to the Closing in which such Shares may be legally registered, inclusive of any additional Adjustment Shares issued to maintain aggregate value of the shares initially issued, or collateral or penalty shares received by the Seller pursuant to the EPA, the MPC and this Agreement, of even date hereof, wherein one half of the shares to be so registered shall bear a lock-up provision so noted on each certificate for securities so registered which shall expire on December 26th, 2004, but shall file such registration statement not later than 120 days subsequent to the Closing Date of the EPA. The Company has represented to the Seller and the Shareholders that it intends to file an SB-2 or S-3 registration statement during 2004, or will seek exemptions applicable to these Shares, and will retain counsel who is to prepare such registration within the time so stated herein so as to timely comply with the provisions hereunder. If the Company is unable, for any cause, to effect such registration, or effect such exemptions, the Seller shall assist Company in effecting such registration, and the Company shall provide all necessary cooperation to the Seller, within the intent of this Agreement, to complete the effectiveness of such registration, and shall reimburse Seller for their costs of registering such shares, to the extent the Sellers incur such costs. Failure by the Company to file by the 120th day subsequent to the Closing Date of the EPA (the "first default date") shall result in the following remedies to the Seller, as applicable:
     1) If the Company fails to file a registration statement by the 120th day subsequent to the Closing Date of the EPA, the Company shall issue 300,000 common shares to the Shareholders, pro-rata; and/or,

     2) If the Company fails to file a registration statement by the 180th day subsequent to the Closing Date of the EPA (the "second default date") , the Seller shall: (i) rescind the transaction, repossess the Equipment, or any portion thereof not otherwise sold, retain possession of the 204,000 registered (or exempt) shares, retain possession of 400,000 of the Registrable Securities, cancel the MPC, refund to the Company the remainder of the Registrable Securities in the possession of the Company, and seek any and all legal remedies to recover the reasonable and ordinary costs to the Seller of the repossession of its Equipment; or, (ii) in the event that the Company has secured a loan collateralized by the Equipment, to the extent that the MPC remains partially due, if any amount is due to the Seller, or in the event that the Company has sold all, or essentially all, of the Equipment, then the Company shall title to the Seller a sufficient amount of the Company's products so as to recover for the Seller $700,000 from the gross sales proceeds of the first of any and all contracts that are payable to the Company subsequent to the second default date for the delivery of their products or services, plus any balance still due and payable from the MPC, and since the Company has retained all the Equipment, the Shareholders shall retain all the Shares received at the closing of the EPA, as well as any subsequent shares received pursuant to this Agreement, the EPA, or any subsequent Agreement between the Parties.

     3) If the Company files a registration statement within the 180 day period following the Closing of the EPA, but the registration statement, for any reason, is not declared effective by the SEC, within 120 days of the filing of the registration statement, then the penalties described in Section 2 (b) (1) and (2) of this Agreement shall be payable, as applicable.

     (c) Registrable Securities become eligible for registration as set forth herein, and as set forth in this sections 2, sub-sections (e) and (f) herein, subsequent to the 180th day from the closing of the EPA, on a pro rata basis. All remaining Registrable Securities not registered subsequent to the 180th day from the closing of the EPA may be sold pursuant to Rule 144, except at the earliest event of either: (a) the sale, transfer, exchange, or hypothecation by the Company of the Equipment purchased with the Seller Shares; or (b) upon the date of a change of control in the Company's ownership, as evidenced by the execution of a binding agreement by the Company, in which at least forty-five percent (45%) of the voting stock of the Company is transferred, sold, exchanged, reissued, or hypothecated, except, a sale of forty-five percent (45%) of the voting stock shall not be construed as a change of control when sold in an underwritten or syndicated public offering to more than one hundred (100) shareholders by an NASD member Broker/Dealer; upon the occurrence of either such event, all remaining Registrable Securities not registered subsequent to the 180th day from the closing of the EPA shall be registered promptly by the Company. If the Company is unable, for any cause, to effect such registration, the Seller shall assist Company in effecting such registration, and the Company shall provide all necessary cooperation to the Seller, within the intent of this Agreement, to complete the effectiveness of such registration. The dollar value of stock, for the purpose of this agreement, shall be the value of the book purchase by the buyer on the day the sale is consummated.

     (e) Underwritten Offering. Upon the written request of the Shareholders delivered to the Company within ten (10) days after delivery of any such notice by the Company specifying the number of eligible Registrable Securities proposed to be included in such registration and stating that such Shareholders desire to sell such Registrable Securities in the public securities markets, the Company shall use its best efforts to cause all such Registrable Securities to be included in such registration on the same terms and conditions as the securities otherwise being sold in such registration so as to permit a public offering and resale of all such Registrable Securities under the Securities Act by the Shareholders as a selling stockholder and not as an underwriter; provided, however, that if the managing underwriter advises the Company and the Shareholders in writing that the inclusion of all Registrable Securities proposed to be included in such registration would interfere with the successful marketing (including pricing) of the registered shares, then the number of Registrable Securities and other shares of Common Stock to be included in such registration shall be reduced, pro rata.

     (f) Piggy-Back Registrations. Subject to the last sentence of this Section 2(f), if at any time prior to the expiration of the Registration Period (as hereinafter defined) the Company shall determine to file with the SEC a Registration Statement relating to an offering for its own account or the account of others under the 1933 Act of any of its equity securities (other than on Form S-4 or Form S-8 or their then equivalents relating to equity securities to be issued solely in connection with any acquisition of any entity or business, or equity securities issuable in connection with stock option or other bona fide, employee benefit plans), the Company shall send to each Shareholder who is entitled to registration rights under this Section 2 (c) written notice of such determination and, if within fifteen (15) days after the effective date of such notice, such Shareholders shall so request in writing, the Company shall include in such Registration Statement all or any part of the Registrable Securities such Shareholders requests to be registered, except that if, in connection with any underwritten public offering for the account of the Company the managing underwriter(s) thereof shall impose a limitation on the number of shares of Common Stock which may be included in the Registration Statement because, in such underwriter(s)' judgment, marketing or other factors dictate such limitation is necessary to facilitate public distribution, then the Company shall be obligated to include in such Registration Statement only such limited portion of the Registrable Securities with respect to which such Shareholders have requested inclusion hereunder as the underwriter shall permit. Any exclusion of Registrable Securities shall be made pro rata among the Shareholders seeking to include Registrable Securities in proportion to the number of Registrable Securities sought to be included by such Shareholders. No right to registration of Registrable Securities under this Section 2 shall be construed to limit any registration required under this Section 2 hereof.

     (g) The Company shall not be required by this Section 2 to include the Registrable Securities in any Registration Statement which is to be filed if, in the opinion of counsel of the Company, the proposed offering or other transfer as to which such registration is requested is exempt from applicable federal and state securities laws and would result in all Company or transferees obtaining securities which are not restricted securities.

     (h) The Company shall not be precluded from including, in any registration statement that it is required to file pursuant to pre-existing agreements or contracts, any other securities apart from the Registrable Securities. At the time of this Agreement, the Company warrants and confirms that no pre-existing agreements or contracts exist.


3.  EXEMPTION FROM REGISTRATION

     In the event that the Registrable Securities become eligible for any exemption from registration other than under Rule 144 or 145, as set forth herein, prior to the 60th day subsequent to the Closing Date of the EPA, then coincident to the availability of such applicable exemption, or in the event that the Company issues Shares exempt from Registration under the Act, then 25% of such Shares shall be available for sale by the Shareholders 120 days subsequent to the Closing Date of the EPA, and 25% of such Shares shall be available for sale by the Shareholders on December 26th, 2004. In the absence of such initial issuance, or in any other occurrence or event, any such certificates issued to Shareholders utilizing such applicable exemptions shall bear lock-up dates only to the extent and duration that would otherwise have been available pursuant to the Shareholders registration rights, as set forth in this Agreement, as if the shares were subject to one or more of the registration dates set forth herein instead of the exemption. No certificate shall bear a lock-up provision later than December 26th, 2004. To the extent any of the Registrable Securities held by Shareholders are not subject to such exemption, all the provisions of this RRA are applicable to all unregistered Registrable Securities, whether any portion of the Registrable Securities were subject to any such applicable exemption from registration.

4.   OBLIGATIONS OF THE COMPANY.

     In connection with the registration of the Registrable Securities, the Company shall have the following obligations:

     a. The Company shall, using their best good faith efforts, prepare and file with the SEC, Registration Statements with respect to the number of Registrable Securities provided in Section 2, and thereafter use its best efforts to cause such Registration Statement relating to Registrable Securities to become effective as soon as possible after such filing, and if applicable, keep the Registration Statement effective pursuant to Rule 415 at all times until such date as is the earlier of (i) the date on which all of the Registrable Securities have been sold and (ii) the date on which the Registrable Securities (in the opinion of counsel to the Shareholders) may be immediately sold to the public without registration or restriction (including without limitation as to volume by each holder thereof) under the 1933 Act (the "Registration Period"), which Registration Statement (including any amendments or supplements thereto and prospectuses contained therein) shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein not misleading.

     b. The Company shall prepare and file with the SEC such amendments (including post-effective amendments) and supplements to the Registration
Statements and the prospectus used in connection with the Registration Statements as may be necessary to keep the Registration Statements effective at all times during the Registration Period, and, during such period, comply with the provisions of the 1933 Act with respect to the disposition of all Registrable Securities of the Company covered by the Registration Statements until such time as all of such Registrable Securities have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof as set forth in the Registration Statements. The Company shall use its best efforts to cause such amendments and/or new Registration Statements to become effective as soon as practicable following the filing thereof.

     c. The Company shall furnish to counsel for the Seller, or its Agent, as applicable, whose Registrable Securities are included in a Registration Statement, one copy of each Registration Statement and any amendment thereto, after the same is prepared, at least three business days prior to its public distribution and filing with the SEC (the "comment period"), in each case relating to such Registration Statement (other than any portion of any thereof which contains information for which the Company has sought confidential treatment), so that the Seller's counsel or Agent, as applicable, may make comments or suggestions prior to the filing. Failure to provide such comment period shall be an event of default under this agreement unless waived in writing by the Seller prior to the initiation of the comment period.

     d. The Company shall furnish to Shareholders whose Registrable Securities are included in a Registration Statement, one copy of each Registration Statement and any amendment thereto, after the same is prepared and publicly distributed, filed with the SEC, or received by the Company, in each case relating to such Registration Statement (other than any portion of any thereof which contains information for which the Company has sought confidential treatment), and after the Registration Statement is declared effective by the SEC, such number of copies of a prospectus, including a preliminary prospectus, and all amendments and supplements thereto and such other documents as such Shareholders may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such Shareholders.

     The Company will notify the Shareholders in writing of the effectiveness of each Registration Statement or any post-effective amendment.

     e. The Company shall use reasonable efforts to assist Shareholders to (i) register and qualify the Registrable Securities covered by the Registration Statements under such other securities or "blue sky" laws of such jurisdictions in the United States as the Shareholders reasonably request, (ii) prepare and file in those jurisdictions such amendments (including post-effective amendments) and supplements to such registrations and qualifications as may be necessary to maintain the effectiveness thereof during the Registration Period,
(iii) take such other actions as may be necessary to maintain such registrations and qualifications in effect at all times during the Registration Period, (iv) take all other actions reasonably necessary or advisable to qualify the Registrable Securities for sale in such jurisdictions; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to (a) pay any costs, inclusive of legal and filing costs incurred by the Company, of "blue sky" qualification or registration of Stock of any Shareholders in jurisdictions or states in which the shares must be separately qualified or registered; and (b) qualify to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 3(e),
(c) subject itself to general taxation in any such jurisdiction, (d) file a general consent to service of process in any such jurisdiction, (e) provide any undertakings that cause the Company undue expense or burden, or (f) make any change in its charter or bylaws, which in each case the Board of Directors of the Company determines to be contrary to the best interests of the Company and its shareholders, and (v) provide appropriate information, in a timely manner from the date of request by a Shareholder, to either Company's SEC counsel or any Shareholder's SEC counsel whose credentials have been approved by Company's SEC counsel, to allow required legal opinions of counsel to be presented to the appropriate parties to facilitate the sale of Shareholders' Shares pursuant to Rule 144 or 145, as applicable. The Company shall bear the expense of one legal opinion per Shareholder, and each shareholder shall bear the expense of any additional Rule 144 opinion requests. If Company's counsel is utilized for such opinion (s), each Shareholder shall pay the Company, in advance, the normal and ordinary legal fee expense for each such additional request.

     f. The Company shall use its best efforts to prevent the issuance of any stop order or other suspension of effectiveness of any Registration Statement, and, if such an order is issued, to obtain the withdrawal of such order at the earliest possible moment.

     g. The Company, subsequent to its merger with the mergee, shall seek to list all its securities of the same class issued by the Company to the Shareholders, on the American Stock Exchange, or the NASDAQ SMALLCAP, or the Chicago, Philadelphia or Boston regional stock exchanges, prior to 180th day from the Closing of the EPA. Copies of the preliminary listing application for each such exchange so applied, without attachments or exhibits, shall be provided to the Seller, or its Agent, as applicable, and copies of disposition letters received by the Company from such exchanges shall be transmitted by facsimile to the then notice number of record for the Seller. In the event that the company fails to achieve a listing on any of the aforementioned exchanges, despite their best good faith efforts to do so, then this failure, at the time of the last exchange to so notify the Company of its refusal to list the Company's securities on that exchange, shall trigger a penalty payment pursuant to this Agreement to be added to the MPC, in an amount equal to five (5) percent of the value of the unregistered securities at the time that the penalty is effective. The dollar value of stock, for the purpose of this agreement, shall be the value of the book purchase by the Company on the Closing Date.

     h. The Company shall (i) cause all the Registrable Securities covered by the Registration Statement to be listed on each national or regional securities exchange on which securities of the same class or series issued by the Company are then listed, if any, if the listing of such Registrable Securities is then permitted under the rules of such exchange, or (ii) to the extent the securities of the same class or series are not then listed on a national or regional securities exchange, secure the designation and quotation, of all the Registrable Securities covered by the Registration Statement on the OTCBB. Failure to maintain an OTCBB listing for a period of more than sixty (60) days during the Registration Period shall trigger a penalty payment pursuant to this Agreement to be added to the MPC, in an amount equal to five (5) percent of the value of the unregistered securities at the time that the penalty is effective. The dollar value of stock, for the purpose of this agreement, shall be the value of the book purchase by the Company on the Closing Date.

     i. The Company shall at all times during the term of this agreement maintain a transfer agent and registrar, which may be a single entity, for the Registrable Securities.

     j. Subsequent to the effectiveness of any registration statement referred to herein, the Company shall cooperate with the Shareholders who hold
Registrable Securities to facilitate the timely preparation and delivery of certificates representing registered securities pursuant to such Registration Statement. The Company will be responsible for the cost of a single certificate for each such shareholder's shares. Should Shareholders request certificates in denominations or amounts which require more than a single certificate, the costs and expenses of such requests shall be at the expense of the Shareholders.

5. OBLIGATIONS OF THE SHAREHOLDERS.

     In connection with the registration of the Registrable Securities, the Shareholders shall have the following obligations:

     a. It shall be a condition precedent to the obligations of the Company with respect to the Registrable Securities of particular Shareholders that such Shareholders furnish to the Company any information regarding each Shareholder reasonably required to effect the registration of such Registrable Securities and shall execute such documents in connection with such registration as the Company may reasonably request. At least thirty (30) days prior to the first anticipated filing date of the Registration Statement, the Company shall notify each Shareholder of the information the Company requires from each such Shareholder.

     b. Each Shareholder, by such Shareholders' acceptance of the Registrable Securities, agrees to cooperate with the Company as reasonably requested by the Company in connection with the preparation and filing of the Registration Statements hereunder, unless such Shareholder has notified the Company in writing of such Shareholders' election to exclude all of such Shareholders' Registrable Securities from the Registration Statements.

     c. No Shareholder may participate in any underwritten registration hereunder unless such Shareholders (i) agree to sell such Shareholders' Registrable Securities on the basis provided in any underwriting arrangements in usual and customary form entered into by the Company, (ii) completes and executes all questionnaires, powers of attorney, indemnifications, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements, and (iii) agrees to pay its pro rata share of all underwriting discounts and commissions and any expenses in excess of those payable by the Company pursuant to Section 5 below.

6. EXPENSES OF REGISTRATION.

     All reasonable expenses, incurred in connection with SEC registrations and filings pursuant to Sections 2, 3 and 4, other than underwriting discounts and commissions, including, without limitation, all listing and qualification fees, printing and accounting fees, and the fees and disbursements of counsel for the Company, shall be borne by the Company.

     The Company shall not be liable for any unusual or extraordinary costs of registering the Shareholders shares beyond the customary and ordinary costs of such registration. Shareholders shall be responsible for such costs or expenses as they incur them; any delays by Shareholders that cause the delay of the effectiveness of any registration statement filed by the Company, which includes any portion of the delaying Shareholders Stock, may cause the Company, or those delaying Shareholders, to incur additional or extraordinary expenses or fees, and to that extent, such Shareholders may be deemed liable for such costs.


7. INDEMNIFICATION.

     In the event any Registrable Securities are included in a Registration Statement under this Agreement:

     (a) To the maximum extent permitted by law, the Company agrees to indemnify and hold harmless the Shareholders, each of the Shareholder's officers, directors, employees, agents and attorneys, and each person, if any, who controls the Shareholder within the meaning of the Securities Act (each a Distributing Shareholder") against any losses, claims, damages or liabilities, joint or several (which shall, for all purposes of this Agreement, include, but not be limited to, all reasonable costs of defense and investigation and all reasonable attorneys' fees and expenses), to which the Distributing Shareholder, or any such other aforementioned person, may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement, or any related prospectus or amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based (i) upon the wrongful actions of the Shareholder; (ii) any market loss or pricing of the Securities upon sale; or
(ii) upon an untrue statement or alleged untrue statement or omission or alleged omission made in such Registration Statement, preliminary prospectus, final prospectus or amendment or supplement thereto in reliance upon, and in conformity with, written information furnished to the Company by the distributing Shareholder, its counsel or affiliates, specifically for use in the preparation thereof or (ii) by the Shareholder's failure to deliver to the Company a copy of the most recent prospectus (including any amendments or supplements thereto).

     (b) To the maximum extent permitted by law, the Distributing Shareholders agrees that it will indemnify and hold harmless the Company, and each officer and director of the Company or person, if any, who controls the Company within the meaning of the Securities Act, against any losses, claims, damages or liabilities (which shall, for all purposes of this Agreement, include, but not be limited to, all reasonable costs of defense and investigation and all reasonable attorneys' fees and expenses) to which the Company or any such officer, director or controlling person may become subject under the Securities Act, or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement, or any related prospectus or amendment or supplement thereto, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but in each case only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission was made in such Registration Statement, prospectus or amendment or supplement thereto in reliance upon, and in conformity with, written information furnished to the Company by such Distributing Shareholder, its counsel or affiliates, specifically for use in the preparation thereof. This indemnity agreement will be in addition to any liability, which the Distributing Shareholder may otherwise have.

     c) Promptly after receipt by an indemnified party under this Section 7 of notice of the commencement of any action against such indemnified party, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 7, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party will not relieve the indemnifying party from any liability which it may have to any indemnified party except to the extent the failure of the indemnified party to provide such written notification actually prejudices the ability of the indemnifying party to defend such action. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate in, and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, assume the defense thereof, subject to the provisions herein stated and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section 7 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation, unless the indemnifying party shall not pursue the action to its final conclusion. The indemnified parties as a group shall have the right to employ one separate counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel shall not be at the expense of the indemnifying party if the indemnifying party has assumed the defense of the action with counsel reasonably satisfactory to the indemnified party unless (i) the employment of such counsel has been specifically authorized in writing by the indemnifying party, or (ii) the named parties to any such action (including any impleaded parties) include both the indemnified party and the indemnifying party and the indemnified party shall have been advised by its counsel that there may be one or more legal defenses available to the indemnifying party different from or in conflict with any legal defenses which may be available to the indemnified party or any other indemnified party (in which case the indemnifying party shall not have the right to assume the defense of such action on behalf of such indemnified party, it being understood, however, that the indemnifying party shall, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable only for the reasonable fees and expenses of one separate firm of attorneys for the indemnified party, which firm shall be designated in writing by the indemnified party). No settlement of any action against an indemnified party shall be made without the prior written consent of the indemnified party, which consent shall not be unreasonably withheld so long as such settlement includes a full release of claims against the indemnified party. All fees and expenses of the indemnified party (including reasonable costs of defense and investigation in a manner not inconsistent with this Section and all reasonable attorneys' fees and expenses) shall be paid to the indemnified party, as incurred, within ten (10) business days of written notice thereof to the indemnifying party; provided, that the indemnifying party may require such indemnified party to undertake to reimburse all such fees and expenses to the extent it is finally judicially determined that such indemnified party is not entitled to indemnification hereunder.


8. Contribution. In order to provide for just and equitable contribution under the Securities Act in any case in which (i) the indemnified party makes a claim for indemnification pursuant to Section 7 hereof, but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that the express provisions of Section 7 hereof provide for indemnification in such case, or (ii) contribution under the Securities Act may be required on the part of any indemnified party, then the Company and the Distributing Shareholder shall contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (which shall, for all purposes of this Agreement, include, but not be limited to, all reasonable costs of defense and investigation and all reasonable attorneys' fees and expenses), in either such case (after contribution from others) on the basis of relative fault as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Distributing Shareholder on the other hand, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

     The Company and the Distributing Shareholders agree that it would not be just and equitable if contribution pursuant to this Section 8 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 8. The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

     Notwithstanding any other provision of this Section 8, in no event shall the Shareholder be required to undertake liability to any person under this
Section 8 for any amounts in excess of the dollar amount of the proceeds received by such Shareholder from the sale of such Shareholder's Registrable Securities (after deducting any fees, discounts and commissions applicable thereto) pursuant to any Registration Statement under which such Registrable Securities are registered under the Securities Act.

9 . REPORTS UNDER THE 1934 ACT.

     With a view to making available to the Shareholders the benefits of Rule 144 promulgated under the 1933 Act or any other similar rule or regulation of the SEC that may at any time permit the Shareholders to sell securities of the Company to the public without registration ("Rule 144"). The Company agrees to:

     a. Make and keep public information available, as those terms are defined in Rule 144;

     b.  Provide  to  each  Shareholder,   so  long  as  such  Shareholders  own
Registrable Securities, information as may be reasonably requested to permit the Shareholders to sell such securities pursuant to Rule 144.

     c. Provide to each Shareholder the name and phone number of its Securities Counsel, so as to facilitate any opinions required for the Shareholder to utilize exemptions pursuant to Rule144 .

     d. Provide to each Shareholder, upon request, in a timely, commercially reasonable manner, written authorization from an empowered officer of the Company, to make such transfers, assignments, grants, gifts, bequeaths, or hypothecations as any Shareholder may request, from time to time, until all the Registrable Securities are registered, so as to comply with the regulations of Rule 144, as amended.

The Shareholders agree to:

     a. Pay to the Company the ordinary and usual cost, at the time of the request of the Shareholder, invoiced by the Company's Securities Counsel, to provide any opinion required to effect sales of Stock pursuant to Rule 144, payable prior to the issuance of such opinion by counsel, except for the first such request from each Shareholder, which expense shall be born by the Company.

     b. Pay any expenses incurred in the process of facilitating the sale of their Stock pursuant to Rule 144, inclusive of, but not limited to, any couriers and Transfer Agent fees for additional certificates in excess of the original certificate issued at the Closing of the EPA to each Shareholder, and the original certificates issued at the Registration of any of the Shareholders' Shares.

     c. Abide by the provisions set forth herein regarding the timing of the eligibility of Registerable Securities, whereas any Stock not eligible for registration by the date upon which a Shareholder wishes to execute a sale of Stock pursuant to Rule 144 would likewise not be eligible at that time for a sale pursuant to Rule 144, except after twelve months subsequent to the date of the execution of the EPA.


10.   AMENDMENT OF REGISTRATION RIGHTS.

     Provisions of this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with written consent of the Company, each of the Shareholders (to the extent such Shareholders still owns Registrable Securities) Any amendment or waiver effected in accordance with this Section 9 shall be binding upon each Shareholder and the Company.

11. Compliance with Securities Laws. The offer, grant, sale, hypothecation and/or issuance and/or transfer of the Shares will not be in violation of the Act, the Securities and Exchange Act of 1934, as amended ("Exchange Act"), any state securities or "blue sky" law, or the Charter Documents, when offered, transfer, or sold in accordance with this Contract.


12. Transfer Restrictions. There are no restrictions on the transfer of capital stock of the Company imposed by the Charter Documents, any Contract to which Company is a party, any order of any court or any governmental agency to which Company is subject, or any state or federal securities laws.


13.  MISCELLANEOUS.

     a. This Agreement is binding upon and inures to the benefit of the parties hereto and their respective heirs, permitted successors and permitted assigns.

     b. Any notices required or permitted to be given under the terms hereof shall be sent by certified or registered mail (return receipt requested) or delivered personally or by courier (including a recognized overnight delivery service) or by facsimile and shall be effective five days after being placed in the mail, if mailed by regular United States mail, or upon receipt, if delivered personally or by courier (including a recognized overnight delivery service) or by facsimile, in each case addressed to a party. The addresses for such communications shall be:

If to the Company:

                       Equipment Depot, Inc.
Attention:             SearchPro Corporation,
                       agent for Equipment Depot, Inc. and the Shareholders
                       2805 East Oakland Park Blvd., #110
                       Fort Lauderdale, Fl. 33306
                       Telephone:  954-254-0044
                       Facsimile:  954-202-9988

With copies to:


If to the Shareholders:

          to the address set forth immediately below such Shareholders' name on the signature pages of the Agreement.

With a copy to:

Telephone:
Facsimile:
Email:

     c. Failure of any party to exercise any right or remedy under this Agreement or otherwise, or delay by a party in exercising such right or remedy, shall not operate as a waiver thereof.

     d. THIS AGREEMENT SHALL BE ENFORCED, GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF FLORIDA APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICT OF LAWS. THE PARTIES HERETO HEREBY SUBMIT TO THE EXCLUSIVE

JURISDICTION OF THE UNITED STATES FEDERAL COURTS LOCATED IN BROWARD COUNTY, FLORIDA, WITH RESPECT TO ANY DISPUTE ARISING UNDER THIS AGREEMENT, THE AGREEMENTS ENTERED INTO IN CONNECTION HEREWITH OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. BOTH PARTIES IRREVOCABLY WAIVE THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH SUIT OR PROCEEDING. BOTH PARTIES FURTHER AGREE THAT SERVICE OF PROCESS UPON A PARTY MAILED BY FIRST CLASS MAIL SHALL BE DEEMED IN EVERY RESPECT EFFECTIVE SERVICE OF PROCESS UPON THE PARTY IN ANY SUCH SUIT OR PROCEEDING. NOTHING HEREIN SHALL AFFECT EITHER PARTY'S RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW. BOTH PARTIES AGREE THAT A FINAL NON-APPEALABLE JUDGMENT IN ANY SUCH SUIT OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON SUCH JUDGMENT OR IN ANY OTHER LAWFUL MANNER. THE PARTY WHICH DOES NOT PREVAIL IN ANY DISPUTE ARISING UNDER THIS AGREEMENT SHALL BE RESPONSIBLE FOR ALL FEES AND EXPENSES, INCLUDING ATTORNEYS' FEES, INCURRED BY THE PREVAILING PARTY IN CONNECTION WITH SUCH DISPUTE.

     e. In the event that any provision of this Agreement is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any provision hereof which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision hereof.

     f. This Agreement, the Money Purchase Contract, and the Equipment Purchase Agreement (including all schedules and exhibits thereto) constitute the entire agreement among the parties hereto with respect to the subject matter hereof and thereof. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein and therein. This Agreement, the Money Purchase Contract and the Equipment Purchase Agreement supersede all prior agreements and understandings among the parties hereto with respect to the subject matter hereof and thereof.

     g. The headings in this Agreement are for convenience of reference only and shall not form part of, or affect the interpretation of, this Agreement.

     h. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. This agreement, once executed by a party, may be delivered to the other party hereto by facsimile transmission of a copy of this Agreement bearing the signature of the party so delivering this Agreement.

     i. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

     j. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

IN WITNESS WHEREOF, the Company and the undersigned Shareholders have caused this Agreement to be duly executed as of the date first above written.


EQUIPMENT DEPOT, INC.

/s/ John D. Shearer
-------------------------------------------
John D. Shearer
Vice-President

By:/s/ William Robinson                      By:/s/ William Robinson
--------------------------------             -----------------------------------
Purchaser pursuant to the EPA                Purchaser pursuant to the EPA
On Alert Systems, Inc.
And issuer of the                            And issuer of the
        Registrable Securities                       Registrable Securities
William Robinson, CEO                        William Robinson, CEO

SearchPro Corporation

/s/ Vincent James
----------------------------------------     ----------------------------------
By:  Vincent James                           By: Shareholder

VP Performance Trust,
Gary M. Appelblatt, Esq., Trustee.

/s/ Gary M. Appelblatt
----------------------------------------     ----------------------------------
By: Gary M. Appelblatt, Esq., as Trustee     By: Shareholder


Lauderdale Consulting Corporation            John D. Shearer, individually

/s/ Michael Scillia                          /s/ John D, Shearer
----------------------------------------     ----------------------------------
By:  Michael Scillia, Dir.                   By: John D. Shearer

Turnaround M&A, Inc.                         James H. Batmasian, Individually

/s/ James H. Batmasian                       /s/ James H. Batmasian
----------------------------------------     ----------------------------------
By: James H. Batmasian, Esq.,                By: James H. Batmasian
As Receiver for Turnaround M&A, Inc.

                     Equipment Depo Subordination agreement

                        AMENDMENT #1 DATED JULY 28, 2004
                          TO THE MPC DATED MAY 31, 2004

     This First Addendum To Money Purchase Contract ("First Addendum") is entered into by and between Equipment Depot, Inc., a Florida corporation ("Seller") and On Alert Systems, a Nevada corporation ("Purchaser") as follows:

                                 R E C I T A L S

     WHEREAS, Seller and Purchaser entered into a Money Purchase Contract ("MPC") dated as of May 31, 2004, which provided the terms under which Seller will be paid the sum of $150,000 by Purchaser as a portion of the consideration Purchaser agreed to pay to Seller for equipment Seller agreed to sell to Purchaser and Purchaser agreed to Purchase pursuant to the terms of an Equipment Purchase Agreement ("EPA") entered into between the parties of even date with the MPC; and,

     WHEREAS, the Purchaser agreed to execute to the benefit of the Seller any and all documents required by the Seller to perfect a first lien on the Equipment so purchased by the Purchaser; and,

     WHEREAS, Purchaser and a Lender have entered into a Promissory Note, from which proceeds of the loan emanating from the Note shall be utilized in part to pay the funds due to the Seller's Agent for the payment and reimbursement of Pre-Closing and Closing costs and deposits of $242,216; and,

     WHEREAS, the parties desire to modify certain provisions and reaffirm all other provisions of the Money Purchase Contract, as applicable to the terms of the EPA;

     Now Therefore, in consideration of the mutual covenants, representations and agreements heretofore entered into between the parties and hereinafter set forth below, the parties agree that the following provisions should become a part of the MPC just as if the provisions had been included in the MPC at the time the Agreement was entered into between the parties. Accordingly, the parties agree as follows:

     1. Subordination Agreement. The Seller irrevocably agrees that the liens and any and all security interests granted by the Purchaser under this MPC or the EPA of even date thereto, with respect to the Equipment that is the collateral for such liens and security interests, which was Purchased by the Purchaser pursuant to such EPA, or the payment of principal and interest or penalties related to the MPC or EPA, shall be and are subordinate in right of payment and subject to the prior payment or provision for payment in full of $242,216, plus any accrued interest due subsequent to the 62nd day after the Date of that certain Promissory Note between the Purchaser and LENDER ("Payment Obligation"), which claim pursuant to Lender's Note with the Purchaser, shall be paid prior to the claim of the Seller. Seller's claims pursuant to its MPC is superior to all other present and future creditors of the Purchaser arising out of any matter occurring prior to the date on which the related Payment
Obligation is paid to LENDER consistent with the provisions of all applicable state and Federal law, except for claims which are the subject of subordination agreements which rank on the same priority as the claim of the Seller under such subordination agreements.


     2. Additional Consideration for the Subordination Agreement .

     (a) The Seller has agreed to accommodate the Purchaser's request to subordinate its security interests in the Equipment pursuant to the MPC,

     EPA, and this Amendment #1 so as to satisfy the Purchaser's purposes and intents as it relates to the ownership of the Equipment and the Note executed to the benefit of LENDER, or the Substitute Equipment, as applicable. The Seller has incurred extraordinary costs and expenses in such endeavors on behalf of the Purchaser, and is due consideration for such accommodation, and the Purchaser hereby agrees to pay, at the closing of the first equity funding event of the_____________, or any alternate source utilized by the Purchaser, seventy-five thousand dollars ($75,000) to the Seller, and at the closing of the second tranche of the first equity funding event of the _________ Fund, or any alternate source utilized by the Purchaser, twenty-five thousand dollars ($25,000), in the form of cash, or registered securities of the Purchaser or its successors or any other securities acceptable to the Seller, or securities exempt from registration under the Securities Act(s). Such payment shall be subject to the terms of this MPC, and payable pursuant to those terms and conditions.

     (b) The Purchaser shall direct Lender to pay Two hundred thirty-two thousand nine hundred dollars ($232,900) to the Seller's Agent, on its behalf, coincident with the availability of funds received from the LENDER Note, for the payment and reimbursement of Pre-Closing and Closing cost and deposits, as is due pursuant to the EPA and MPC of May 31, 2004. The payment of such funds shall be coincident to the subordination of the security interests of the Seller. If such funds are not paid in full to the Seller's Agent in such manner, no subordination shall be executed by the Seller and this Subordination Agreement shall be null and void.

     (c) The Seller, as a result of the subordination agreement, shall be entitled to reapportion any of the shares it received as a result of the initial sale of Equipment on May 31, 2004, to other third parties as well as original recipients. Any new parties not originally a party to the EPA and RRA of May 31st, 2004, will execute exact duplicate original copies of the RRA and Investment Intent section of the EPA as a condition of the reapportionment.

     (d) In the event that S-8 shares are issued to the providers of services related to the transactions contemplated herein, on the date the stock is registered pursuant to the S-8, if the value of the shares so issued is less than $100,000 on the previous trading date, the number of shares shall be adjusted to each recipient so that the number of shares granted in addition to the original grant would equal the differential in dollar value between $100,000 and the value of the shares on the date immediately preceding the effective date.

     3. Conflict and Ratification. Since the intent of this Addendum #1 to the MPC is to modify certain terms and conditions where the addition, deletion, or modification of terms and conditions, as contained herein, become a part of the MPC, in the event the terms and provisions of this Addendum #1 conflict with the terms and conditions of the MPC, EPA, RRA, or any other agreements executed by the parties concerning the MPC, the terms of this Addendum #1 shall prevail only to the extent that this Addendum has modified such applicable terms, and shall not be deemed nor construed to add, delete, waive, or modify any other terms or conditions, or subject any existing terms and conditions to any interpretation other than what was agreed and executed by the parties in the Agreements of May 31, 2004; otherwise, the terms and conditions of such Agreements are hereby ratified and confirmed.

     4. Limitations of this Agreement. Limited by its additions, deletions, or modifications to the specific terms and conditions of the MPC, this Addendum #1 constitutes the sole and entire agreement of the parties with respect to such additions, deletions, or modifications to the specific terms and conditions of the MPC, and supersedes any and all prior or contemporaneous agreements, discussions, representations, warranties or other communications regarding such specific additions, deletions, or modifications to the terms and conditions of the MPC. Furthermore, the Seller is under no obligation, pursuant to the terms of the EPA, to provide this Subordination Agreement other than as an accommodation to the Purchaser, and the provision of such Subordination Agreement shall not be deemed nor construed as a breach, remedy, or settlement of any provision of the EPA, MPC, RRA, Bill of Sale, Desktop Valuation, or any other documents executed or delivered on May 31st , 2004, by the parties.

     5. Counterparts. This Addendum #1 may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     6. Amendments. This Addendum #1 may not be amended or modified without the written consent of the Seller and the Purchaser, nor shall any waiver be effective against any party unless in writing executed on behalf of such party.

     7. Severability. If any provision of this Addendum #1 shall be declared void or unenforceable by any judicial or administrative authority, the validity of any other provision and of the entire Addendum #1 shall not be affected thereby.

     8. Titles and Subtitles. The titles and subtitles used in this Addendum #1 are for convenience only and are not to be considered in construing or interpreting any term or provision of this Addendum #1.

     9. Successors and Assigns. This Addendum #1 may not be assigned by any party hereto without the prior written consent of the other party hereto. The terms and conditions of this Addendum #1shall inure to the benefit of and be binding upon the parties, their respective successors, executors, beneficiaries and permitted assigns of the parties hereto.

     10. Confidentiality. Each party hereto agrees that, except with the prior permission of the other party, it shall at all times keep confidential and not divulge, furnish or make accessible to anyone any information or knowledge relating to (a) any provisions of this Addendum #1, (b) any discussions or negotiations relating to this Addendum #1 and (c) the identity of the parties to this Addendum #1 except as required by law or any regulatory agencies. The parties hereto further agree that there shall be no press release or other public statement issued by either party relating to this Addendum #1 or the transactions contemplated hereby, unless the parties otherwise agree in writing, or as required by applicable regulation or law.


     IN WITNESS WHEREOF, the Seller and the Purchaser have caused this Addendum #1 to be executed and delivered by the undersigned as of the 28th day of July, 2004.


SELLER:  Equipment Depot, Inc. and on behalf of all affiliated Sellers.

By: /s/ John D. Shearer
-------------------------------------------------
 John D. Shearer, Vice-President

PURCHASER: On Alert Systems, Inc.,

By: /s/ William A. Robinson
-------------------------------------------------
William A. Robinson, CEO

                    AMENDMENT DATED OCTOBER 12, 2004, TO THE
    EQUIPMENT PURCHASE AGREEMENT OF EQUIPMENT DEPOT, INC., DATED MAY 31, 2004

     This Amendment ("Amendment") to the Equipment Purchase Agreement dated May 31, 2004 (the "EPA"), inclusive of all of its Exhibits, Addendums and Amendments, is entered into by and between On Alert Systems, Inc. ( "OAS or the "Company"), a Nevada corporation, inclusive of its successors and assigns, Cyber Defense Systems, Inc. ("CYDF"), a Florida corporation, and Equipment Depot, Inc., Florida corporation (the "Seller"), as follows:

                                 R E C I T A L S

     WHEREAS, Company and Seller entered into an Equipment Purchase Agreement dated May 31, 2004, and other Agreements attached thereto, such as a Money Purchase Contract ("MPC"), a Registration Rights Agreement ("RRA"), various exhibits thereto, and Addendums and Amendments of various dates, which provided the terms under which the Company will purchase from the Seller certain Equipment, inclusive of terms and conditions relating to collateral pledged by the Company to the Seller to insure payment there under; and, WHEREAS, the Seller and the Company agreed to execute to the benefit of the Seller and the Company any and all documents required by the Seller or the Company to perfect its interest in and payment of the obligations of the Company thereto; and,

     WHEREAS, the Company has modified the nature and amount of the Equipment, subsequent to the date of the EPA, which has changed the price and valuation of the Equipment, and therefore the parties desire to reflect such modifications, as applicable, to the EPA, on a universal basis, to be applicable to any and all documents relating to the transactions; and,

     WHEREAS, the parties desire to modify certain provisions and reaffirm all other provisions of the EPA, as applicable;

     Now Therefore, in consideration of the mutual covenants, representations and agreements heretofore entered into between the parties and hereinafter set forth below, the parties agree that the following provisions should become a part of the EPA, just as if the provisions had been included in the EPA, at the time the Agreement was entered into between the parties. Accordingly, the parties agree as follows:

1. The modifications that are incorporated hereunder are pursuant to the EPA, RRA, MPC, and their various Addendums and Amendments previously executed by the parties, and unless otherwise specified herein, each reference to the EPA utilized throughout this Amendment shall be construed to mean all the aforementioned executed Agreements that constitute the understandings between the Parties. The parties agree herein that no modification incorporated hereunder is intended to affect the operation of the Agreement as previously executed.


2. The Purchase Price of the Purchased Equipment shall be changed to Five Million Four Hundred Eight Thousand Dollars ($5,408,000).

3. The initial cash portion of the Purchase Price, due at the Closing, based upon the pro-ration as described in the EPA, shall be changed to Three Hundred Ninety-Three Thousand, Eight Hundred Ninety-Two Dollars ($393,892). Of this amount, One Hundred Thousand Dollars ($100,000) shall be utilized at the Closing as part of the payment due to third party vendors contracted by the Seller.

4. The final cash portion of the Purchase Price, due pursuant to the terms described in the EPA, based upon the pro-ration as described in the EPA, shall be changed to Three Hundred Thirty Thousand Six Hundred Seventy Dollars ($330,670).

5. The portion of the Purchase Price deliverable by the Purchaser in free-trading, exempt, or registered shares of common stock, pursuant to the terms described in the EPA, based upon the pro-ration as described in the EPA, shall be changed to Seven Hundred Seven Thousand (707,000) shares.

6. The portion of the Purchase Price deliverable by the Purchaser in registrable or exempt shares of common stock, pursuant to the terms described in the EPA, based upon the pro-ration as described in the EPA, shall be changed to One Million One Hundred Thirty-Five Thousand (1,135,000) shares.

7. The Subordination Fee due to the Seller, pursuant to the EPA, shall be utilized at the Closing as part of the payment due to third party vendors contracted by the Seller.

8. The cash fee payable to SearchPro Corporation, for the fee due relating to the Machine Tool Equipment ("MTE"), shall be Forty Thousand Three Hundred Thirty Dollars ($40,330), payable at the Closing.

9. The cash reimbursement payable to Lauderdale Consulting Corporation, for the amounts advanced on behalf of the Company, and due relating to the Amendments regarding the Machine Tool Equipment ("MTE"), shall be Forty-Four Thousand Eighteen Dollars ($44,018), calculated through September 13, 2004, payable at the Closing.

10. As of the Date of this Amendment, the amount of the advance rent due for storage of the Equipment, stored in plants or warehouses as attached in Exhibit A of the EPA, and pursuant to the terms and conditions as described therein, relating to each such facility, shall be Ninety-Three Hundred Eighty-Six Dollars ($9,386), subject to adjustment for amounts not available as of this date. Seventy-Two Hundred Dollars of this amount represents six months of pre-paid storage at the Berks County, Pa., plant facility, where approximately Ninety-Six
(96) pieces of the Equipment is stored, while awaiting removal by the Company. The remainder of the $9,386, representing $2,186, represents one month's advance payment of rent at three other locations in Altamonte, California; Chicago, Illinois; and Milwaukee, Wisconsin. The location in Wilmington, North Carolina, and in South Chicago, Illinois, are initiating a paid rental period within sixty days of the anticipated Closing Date, and as such, cannot be ascertained at the time of this Amendment. Such rents are expected to be in the range of Two Hundred ($200) to Four Hundred ($400) per month per location, but no assurance can be relied upon as of the date of this Amendment that such rates will be actually contracted until definitive agreements with such storage facility operators can be executed.

11. The amount payable by the Company at the Closing, as part of the payment due to third party vendors contracted by the Seller, shall include One Hundred Seventy-Two Thousand Two Hundred Twenty Dollars ($172,220).

12. All obligations, representations, and warranties of On Alert Systems, Inc., become the obligations, representations, and warranties of CYDF, and all obligations, representations, and warranties of PSC Equipment, Inc., become the obligations, representations, and warranties of Seller.



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



13. Conflict and Ratification. Since the intent of this Amendment to the EPA, is to modify certain terms and conditions where the addition, deletion, or modification of terms and conditions, as contained herein, become a part of the EPA, in the event the terms and provisions of this Amendment conflict with the terms and conditions of the EPA, or any other agreements executed by the parties concerning the EPA, the terms of this Amendment shall prevail only to the extent that this Amendment has modified such applicable terms, and shall not be deemed nor construed to add, delete, waive, or modify any other terms or conditions, or subject any existing terms and conditions to any interpretation other than what was agreed and executed by the parties in the Agreements of October 12, 2004, and other applicable dates as executed; otherwise, the terms and conditions of such Agreements are hereby ratified and confirmed.

14. Limitations of this Agreement. Limited by its additions, deletions, or modifications to the specific terms and conditions of the EPA, this Amendment constitutes the sole and entire agreement of the parties with respect to such additions, deletions, or modifications to the specific terms and conditions of the EPA, and supersedes any and all prior or contemporaneous agreements, discussions, representations, warranties or other communications regarding such specific additions, deletions, or modifications to the terms and conditions of the EPA. The provision of this Amendment shall not be deemed nor construed as a breach, remedy, or settlement of any provision of the EPA, or any other documents executed or delivered prior to, or contemporaneously with, this Amendment, and/or any other applicable dates, by the parties.

     5. Counterparts. This Amendment may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     6. Addendums. This Amendment may not be amended or modified without the written consent of the Company and the Seller, nor shall any waiver be effective against any party unless in writing executed on behalf of such party.

     7. Severability. If any provision of this Amendment shall be declared void or unenforceable by any judicial or administrative authority, the validity of any other provision and of the entire Amendment shall not be affected thereby.

     8. Titles and Subtitles. The titles and subtitles used in this Amendment are for convenience only and are not to be considered in construing or interpreting any term or provision of this Amendment.

     9. Successors and Assigns. This Amendment may not be assigned by any party hereto without the prior written consent of the other party hereto. The terms and conditions of this Amendment shall inure to the benefit of and are binding upon the parties, their respective successors, executors, beneficiaries and permitted assigns of the parties hereto.

     10. Confidentiality. Each party hereto agrees that, except with the prior permission of the other party, it shall at all times keep confidential and not divulge, furnish or make accessible to anyone any information or knowledge relating to (a) any provisions of this Amendment (b) any discussions or negotiations relating to this Amendment and (c) the identity of the parties to this Amendment except as required by law or any regulatory agencies. The parties hereto further agree that there shall be no press release or other public statement issued by either party relating to this Amendment or the transactions contemplated hereby, unless the parties otherwise agree in writing, or as required by applicable regulation or law.



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



     11. Registration Rights. All registration rights granted by the RRA of May 31, 2004, by the Company shall be construed to be applicable to any and all provisions of the modifications and amendments incorporated herein as if such provisions had been in place at the time of the execution of the various Agreements, as amended or add ended.

     12. Money Purchase Contract. All rights granted by the MPC of May 31, 2004, by the Company shall be construed, as applicable, to any and all provisions of the modifications and amendments incorporated herein to be granted by the Company as if such provisions had been in place at the time of the execution of the various Agreements, as amended or add ended.

     IN WITNESS WHEREOF, the Company and the Seller have caused this Addendum to be executed and delivered by the undersigned as of the 12th day of October, 2004.


COMPANY: Cyber Defense Systems, Inc., and on behalf of all predecessors, inclusive of On Alert Systems, Inc., successors, affiliates and assigns to which this Amendment may apply

By: /s/ William A. Robinson
-------------------------------------------------
William A. Robinson, CEO

SELLER:  Equipment Depot, Inc.

By: /s/ John D. Shearer
-------------------------------------------------
 John D. Shearer, Vice-President



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